Exhibit 10.7

CREDIT AGREEMENT
Dated as of June 23, 2020
between
SONIC AUTOMOTIVE, INC.,
and
ALLY BANK (Ally Capital in Hawaii, Mississippi, Montana and New Jersey)

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(continued)
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(continued)
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(continued)
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SCHEDULES

Schedule 1.01C	Certain ERISA Information
Schedule 4.01	Good Standing Jurisdictions and Foreign Qualifications
Schedule 5.05	Material Indebtedness and Other Liabilities
Schedule 5.06	Litigation
Schedule 5.13	Subsidiaries; Equity Interests
Schedule 5.20(c)	Mortgaged Properties
Schedule 6.07	Casualty Insurance Requirements
Schedule 7.03	Existing Indebtedness
Schedule 7.25	Post-Closing Deliveries
Schedule 10.02	Lender’s Office; Certain Addresses for Notices; Tax Identification Number

EXHIBITS	Form of:
Exhibit A	Advance Request
Exhibit B	[Reserved]
Exhibit C	[Reserved]
Exhibit D	Assignment and Assumption
Exhibit E	Subsidiary Guaranty
Exhibit F	Compliance Certificate
Exhibit G	Joinder Agreement
Exhibit H-1	[Reserved]
Exhibit H-2	[Reserved]
Exhibit I	[Reserved]
Exhibit J	[Reserved]
Exhibit K	[Reserved]
Exhibit L	[Reserved]
Exhibit M	[Reserved]
Exhibit N	Tax Compliance Certificates
Exhibit O	Form of Notice of Loan Prepaymen3t

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CREDIT AGREEMENT
This CREDIT AGREEMENT (“Agreement”) is entered into as of June 23, 2020, between SONIC AUTOMOTIVE, INC., a Delaware corporation (the “Company”) and ALLY BANK (Ally Capital in Hawaii, Mississippi, Montana and New Jersey), a Utah state-chartered bank (the “Lender”).
The Company has requested that the Lender provide a $69,000,000.00 revolving line of credit facility. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01  Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“AAA” has the meaning specified in Section 10.15(b)(ii).
“Acquisition” means the acquisition of (i) a controlling equity interest or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by or a vehicle franchise or vehicle brand licensed or owned by such Person, or (iii) assets constituting a vehicle dealership.
“Acquisition Arrangement” has the meaning specified in Section 7.12.
“Additional Mortgaged Property” has the meaning specified in Section 2.18(a).
“Additional Mortgaged Property Requirements” has the meaning specified in Section 2.18(b).
“Additional Unsecured Indebtedness” means Indebtedness of the Company (which may be guaranteed by the Subsidiaries of the Company on an unsecured basis); provided that, (i) such Indebtedness is (A) not secured by any property of the Company or any Subsidiary, (B) does not have a maturity, and does not require any principal payments (whether by scheduled installment, mandatory prepayment or redemption, or the exercise of any put right), earlier than six (6) months following the Maturity Date, and (C) has terms (including terms of maturity and amortization) that are typical for indebtedness of such type issued at such time and such terms (other than applicable rates of interest) are otherwise no more restrictive, or less advantageous to the Lender, than the Loan Documents or are otherwise on terms satisfactory to the Lender, and (ii) after giving effect to the issuance of such Indebtedness, (A) no Event of Default shall have occurred and be continuing or would occur as a result therefrom and (B) such Indebtedness is otherwise permitted under the Revolving Credit Agreement and the Floorplan Credit Agreement.

“Additional Unsecured Indebtedness Prepayment” means any prepayment, redemption, purchase, defeasance, settlement in cash or other satisfaction prior to the scheduled maturity thereof of any Additional Unsecured Indebtedness, provided, however, that “Additional Unsecured Indebtedness Prepayment” shall not include any amount prepaid with the proceeds of the refinancing of such Additional Unsecured Indebtedness with new or additional, Additional Unsecured Indebtedness.
“Advance” means an advance of Loan funds made by the Lender to the Borrower pursuant to the terms hereof.
“Advance Request” means a notice of a request for an Advance which shall be substantially in the form of Exhibit A or such other form as maybe approved by the Lender.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreement” means this Credit Agreement.
“Alternate Source” means as is specified in the definition of Eurodollar Rate.
“Appraised Value” means, with respect to any Substitute Property (or proposed Substitute Property), the appraised value of such Substitute Property (or proposed Substitute Property) as set forth in the appraisal obtained by the Lender with respect to such Substitute Property (or proposed Substitute Property) in accordance with Section 2.19.
“Arbitration Rules” has the meaning specified in Section 10.15(b)(ii).
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2018, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.
“Availability Period” means, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Commitment of the Lender to make Advances pursuant to Section 8.02.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

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“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower Materials” has the meaning specified in Section 6.02.
“Builder Basket Amount” means, as of any date of determination, with respect to any Restricted Payment or any Subordinated Indebtedness Prepayment, the sum of:
(A) $110,000,000; plus
(B) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning September 30, 2016 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of such Restricted Payment or Subordinated Indebtedness Prepayment, or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss; plus
(C) 100% of the aggregate net cash proceeds and the fair market value of assets other than cash received after September 30, 2016, and on or prior to such date of determination, by the Company either (x) as capital contributions in the form of common equity to the Company or (y) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below) (and excluding the net cash proceeds and the fair market value of assets other than cash received from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); plus
(D) 100% of the aggregate net cash proceeds and the fair market value of assets other than cash received after September 30, 2016, and on or prior to such date of determination, by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the net cash proceeds and the fair market value of assets other than cash received from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); plus
(E) 100% of the aggregate net cash proceeds and the fair market value of assets other than cash received after September 30, 2016, and on or prior to such date of determination, by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for qualified Capital Stock of the Company plus, to the extent such debt securities or

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Redeemable Capital Stock were issued after September 30, 2016, upon the conversion or exchange of such debt securities or Redeemable Capital Stock, the aggregate of net cash proceeds and the fair market value of assets other than cash received from their original issuance (and excluding the net cash proceeds and the fair market value of assets other than cash received from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); plus
(F) in the case of the disposition or repayment of any Specified Investment made after September 30, 2016, and on or prior to such date of determination, an amount (to the extent not included in Consolidated Net Income) equal to (a) the lesser of (i) the return of capital with respect to such Investment and (ii) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Lender’s Office is located.
“Buyer Notes” means those promissory notes received by the Company or any Subsidiary as partial or full payment consideration for Dispositions of vehicle dealerships, associated dealership real estate or related businesses, or Dispositions of Subsidiaries, by the Company or such Subsidiary to the obligors of such promissory notes.
“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock or other equity interests whether now outstanding or issued after the date of this Agreement, including limited liability company interests, partnership interests (whether general or limited), any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of (other than a distribution in respect of Indebtedness), the issuing Person, including any Preferred Stock and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking

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Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than (i) Sonic Financial, O. Bruton Smith or B. Scott Smith; (ii) any spouse or immediate family member of O. Bruton Smith and B. Scott Smith (collectively with O. Bruton Smith and B. Scott Smith, a “Smith Family Member”); or (iii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners and owners of which are Smith Family Members, (the persons and entities in “i”, “ii”, and “iii” being referred to, collectively and individually, as the “Smith Group”) so long as in the case of clauses (ii) and (iii) O. Bruton Smith or B. Scott Smith retains a majority of the voting rights associated with such ownership) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body;
(c) any Person or two or more Persons (excluding members of the Smith Group so long as O. Bruton Smith or B. Scott Smith retains a majority of the voting rights associated with such equity securities) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account

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all such securities that such Person or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities; or
(d) the Company fails to own, directly or indirectly, 100% of the Equity Interests of any Subsidiary other than as a result of the sale of all Equity Interests in a Subsidiary pursuant to a Permitted Disposition.
“Closing Date” means June 23, 2020.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means the Mortgaged Properties.
“Commitment” means the Lender's obligation to make Advances to the Company pursuant to Section 2.01, in an aggregate principal amount not to exceed the amount of the Loan, as such amount may be adjusted from time to time in accordance with this Agreement.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company” has the meaning specified in the introductory paragraph hereto.
“Compliance Certificate” means a certificate substantially in the form of Exhibit F.
“Condemnation Proceeding” has the meaning specified in Section 6.11 hereto.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Current Assets” means, as of any date of determination, the current assets of the Company and its Subsidiaries on a consolidated basis as of such date (but excluding in any event (i) any long-term assets of discontinued operations held for sale, other than such assets which (x) are the subject of an executed non-cancelable purchase and sale agreement between the applicable Loan Party and a Person which is not an Affiliate of any Loan Party and (y) the applicable Loan Party intends, in good faith, to Dispose of within 60 days of such date of determination and (ii) any Investment described in Section 7.02(i)).
“Consolidated Current Liabilities” means, as of any date of determination, the current liabilities of the Company and its Subsidiaries on a consolidated basis as of such date.
“Consolidated EBITDAR” means for any period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of (a) Consolidated Net Income, plus (b) to the extent deducted in computing Consolidated Net Income for such period: (i) Consolidated Interest Expense with respect to non-floorplan Indebtedness (including interest expense not payable in cash), (ii) charges against income for foreign, Federal, state and local income taxes, (iii) depreciation expense, (iv) amortization expense, including, without limitation, amortization of other intangible assets and transaction costs, (v) non-cash

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charges, (vi) all extraordinary losses, (vii) legal fees, broker fees and other transaction expenses incurred in connection with any Permitted Acquisition (not to exceed $1,000,000 in the aggregate for each such Acquisition), (viii) Consolidated Rental Expense, and (ix) non-cash lease termination charges, net of any amortization of such charges minus (c) to the extent included in computing Consolidated Net Income for such period, (i) extraordinary gains and (ii) all gains on repurchases of long-term Indebtedness.
“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) Consolidated EBITDAR for the four fiscal quarter period ending on such date minus (ii) an amount equal to $100,000 (representing assumed maintenance capital expenditures) multiplied by the average daily number of physical dealership locations at which the Subsidiaries operated franchised vehicle dealerships during such period to (b) Consolidated Fixed Charges for such period.
“Consolidated Fixed Charges” means, for any period, the sum of (a) Consolidated Interest Expense with respect to non-floorplan Indebtedness for such period (excluding any interest expense not payable in cash and not payable as a result of any default), plus (b) Consolidated Principal Payments for such period, plus (c) Consolidated Rental Expenses for such period, plus (d) Federal, state, local and foreign income taxes paid in cash by the Company and its Subsidiaries on a consolidated basis during such period, plus (e) dividends and distributions paid in cash by the Company and its Subsidiaries on a consolidated basis during such period, minus (f) cash refunds of Federal, state, local and foreign income taxes received by the Company and its Subsidiaries on a consolidated basis during such period. The calculation of “Consolidated Fixed Charges” is further described in Section 1.03(d).
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary.
“Consolidated Interest Expense” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest (before factory assistance or subsidy), premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance

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with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.
“Consolidated Liquidity Ratio” means, as of any date of determination, the ratio of (a) the sum of Consolidated Current Assets (excluding Temporary Excess Cash) plus the Revolving Facility Liquidity Amount to (b) the sum of (i) Consolidated Current Liabilities (but excluding, without duplication and only to the extent such amounts would otherwise have been included in this clause (b)(i), (A) such Consolidated Current Liabilities consisting of any holder put right, balloon, bullet or similar final scheduled principal payment that would repay any Indebtedness permitted by Section 7.03 in full, other than any such holder put right, balloon, bullet or final payment which is due within ninety (90) days following such date of determination, and (B) any Temporary Indebtedness) plus (ii) without duplication, Indebtedness (whether or not reflected as a Consolidated Current Liability) under all floorplan financing arrangements.
“Consolidated Net Income” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries for such period.
“Consolidated Principal Payments” means, for any period, for the Company and its Subsidiaries on a consolidated basis, all scheduled payments of principal and amortization of the Company and its Subsidiaries in connection with Indebtedness for money borrowed (including Permitted Real Estate Indebtedness) or in connection with the deferred purchase price of assets which payments are made or are required to be made during such period, in each case to the extent treated as principal in accordance with GAAP (other than any balloon, bullet or similar final scheduled principal payment that repays such Indebtedness in full). It is acknowledged that payments permitted under Section 7.15 shall not be deemed to be scheduled payments of principal for purposes of determining “Consolidated Principal Payments”.
“Consolidated Rental Expense” means, for any period, on a consolidated basis for the Company and its Subsidiaries, the aggregate amount of fixed and contingent rentals payable in cash by the Company and its Subsidiaries with respect to leases of real and personal property (excluding capital lease obligations) determined in accordance with GAAP for such period (subject to Section 1.03(b)).
“Consolidated Total Lease Adjusted Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Total Outstanding Indebtedness (excluding (v) Indebtedness under the New Vehicle Floorplan Facility, (w) Permitted Silo Indebtedness for New Vehicle or Used Vehicle inventory, (x) Indebtedness under the Used Vehicle Floorplan Facility, (y) Temporary Indebtedness and (z) Permitted Third Party Service Loaner Indebtedness) as of such date minus (ii) the aggregate amount as of the date of determination of unrestricted domestic cash held in (x) accounts on the consolidated balance sheet of the applicable Person and its Restricted Subsidiaries as of such date to the extent the use thereof for application to payment of Indebtedness is not prohibited by law or any contract to which any such Person is a party and such cash is not subject to any Lien and (y) accounts established with Silo Lenders, if any, as an offset to floor plan notes payable that are reflected on the consolidated balance sheet of the applicable Person and its Restricted Subsidiaries as of such date to the extent the use thereof is not prohibited or restricted by law or any contract to which any such Person is a party and is not subject to any Lien; provided that the aggregate amount of cash under clauses (x) and (y) for purposes of this calculation shall in no

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event exceed $50,000,000 at any time, plus (iii) eight (8) times Consolidated Rental Expense for the period of four fiscal quarters most recently ended (excluding Consolidated Rental Expense relating to any real property acquired during the period of four fiscal quarters most recently ended but including as Consolidated Rental Expense the “rental payments” for any real property Disposed of and leased back to the Company or its Subsidiaries during the period of four fiscal quarters most recently ended as if such sale-leaseback transaction had occurred on and such “rental payments” began on the first day of such applicable four fiscal quarter period) to (b) Consolidated EBITDAR for the period of four fiscal quarters most recently ended.
“Consolidated Total Outstanding Indebtedness” means, for any period, for the Company and its Subsidiaries on a consolidated basis, the aggregate outstanding principal amount of Consolidated Funded Indebtedness of the Company and its Subsidiaries for such period.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Cost of Acquisition” means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the Equity Interests of the Company or any Subsidiary to be transferred in connection with such Acquisition, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Company or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP in connection with such Acquisition, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, and (vi) the aggregate fair market value of all other consideration given by the Company or any Subsidiary in connection with such Acquisition; provided that (x) the Cost of Acquisition shall not include the purchase price of floored vehicles acquired in connection with such Acquisition, (y) to the extent such Acquisition (or any other Acquisition or proposed Acquisition included in the calculation of any threshold set forth in Section 6.14 or 7.12) includes the purchase or leasing of any real property, the consideration attributable to such real property shall be excluded from the calculation of Cost of Acquisition, and (z) amounts under clause (iv) above shall be excluded from the calculation of Cost of Acquisition to the extent that such amounts as of the date of entering into any agreement with respect to such Acquisition are not reasonably expected to exceed $5,000,000 in the aggregate (each such determination for each applicable year of earnouts and other contingent obligations with respect to the applicable Acquisition to be based on the reasonably expected operations and financial condition of the Company and its Subsidiaries during the first year after the date of the applicable Acquisition). For purposes of determining the

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Cost of Acquisition for any transaction, the Equity Interests of the Company shall be valued in accordance with GAAP.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 10.22.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (i) the Interest Rate plus (ii) 2% per annum.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disputes” has the meaning specified in Section 10.15(b)(i).
“Dollar” and “$” mean lawful money of the United States.
“Environmental Indemnity Agreement” has the meaning specified in Section 4.01(a)(xii).
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any

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contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA that has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA in excess of $1,000,000; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, in either case that has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA in excess of (i) in the case of the Automotive Industries Pension Trust Fund (EIN # 94-1133245), Plan No. 001, $25,000,000 and (ii) in all other cases, $1,000,000; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan, Multiemployer Plan or Multiple Employer Plan; (f) any event or condition which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan of the Company or any ERISA Affiliate; (g) except as set forth on Schedule 1.01C, the determination that any Pension Plan, Multiemployer Plan or Multiple Employer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate in excess of (i) in the case of the Automotive Industries Pension Trust Fund (EIN # 94-1133245), Plan No. 001, $25,000,000 and (ii) in all other cases, $1,000,000.
“Event of Default” has the meaning specified in Section 8.01.

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“Excluded Investment” means (i) any Investment in the Company, any Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary; (ii) Indebtedness of the Company owing to a Restricted Subsidiary, Indebtedness of a Restricted Subsidiary owing to another Restricted Subsidiary, or guarantees by a Restricted Subsidiary of the Indenture Notes; (iii) Investments in any of the Indenture Notes; (iv) Temporary Cash Investments; (v) Investments acquired by the Company or any Restricted Subsidiary in connection with an asset sale permitted by any Indenture to the extent such Investments are non-cash proceeds; (vi) any Investment to the extent the consideration therefor consists of Qualified Capital Stock of the Company or any Restricted Subsidiary; (vii) Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the ordinary course of the good faith settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor or any Restricted Subsidiary; (viii) prepaid expenses advanced to employees in the ordinary course of business or other loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; (ix) Investments in existence on May 9, 2013; (x) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks or with floor plan lenders; endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; (xi) Investments acquired in exchange for the issuance of Capital Stock (other than Redeemable Capital Stock or Preferred Stock) of the Company or acquired with the net cash proceeds received by the Company after the date of this Agreement from the issuance and sale of Capital Stock (other than Redeemable Capital Stock or Preferred Stock); provided that such net cash proceeds are used to make such Investment within 10 days of the receipt thereof; (xii) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business; (xiii) consumer loans and leases entered into, purchased or otherwise acquired by the Company or its Subsidiaries, as lender, lessor or assignee, as applicable, in the ordinary course of business consistent with past practices; (xiv) items described in clause (c) of the definition of “Investment”; and (xv) in addition to the Investments described in clauses (i) through (xiv) above, Investments in an amount not to exceed the greater of (a) $25.0 million and (b) 1% of the Company’s consolidated tangible assets in the aggregate at any one time outstanding.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to Recipient or required to be withheld or deducted from payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of the Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of the Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 10.13) or (ii) the Lender changes its Lending Office, except in each such case to the extent that pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to the Lender’s

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assignor immediately before the Lender became a party hereto or to the Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Flood Hazard Property” means any real property with respect to which the Lender requests a flood hazard determination in its sole discretion and which is determined to be in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.
“Flood Requirements” means the following, with respect to any Flood Hazard Property, in each case in form and substance satisfactory to the Lender: (a) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Lender (i) as to the fact that such real property is a Flood Hazard Property and (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (b) such other flood hazard determination forms, notices and confirmations thereof as requested by the Lender and naming the Lender as loss payee; and (c) property level information sufficient for the Lender to determine the adequacy of flood insurance.
“Floorplan Administrative Agent” means, as applicable, Bank of America (in its capacity as the administrative agent under the Floorplan Credit Agreement or any successor administrative agent under the Floorplan Credit Agreement).
“Floorplan Credit Agreement” means the Third Amended and Restated Syndicated New and Used Floorplan Credit Agreement dated as of November 30, 2016 among the Company, the Subsidiaries of the Company party thereto from time to time, the Floorplan Administrative Agent and the Floorplan Lenders (as amended, supplemented or otherwise modified from time to time).
“Floorplan Lenders” means the lenders party from time to time to the Floorplan Credit Agreement.
“Framework Agreement” means a framework agreement, in each case between a Loan Party and a manufacturer or distributor of New Vehicles.
The term “franchise” when used with respect to any vehicle manufacturer or distributor shall be deemed to include each dealership that is authorized by a Franchise Agreement to sell New Vehicles manufactured or distributed by such manufacturer or distributor, whether or not such dealership is expressly referred to as a franchise in the respective Franchise Agreement or Framework Agreement.

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“Franchise Agreement” means a franchise agreement, in each case between a Loan Party and a manufacturer or distributor of New Vehicles.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

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(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c) net obligations of such Person under any Swap Contract;
(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);
(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f) capital leases and Synthetic Lease Obligations;
(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h) all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Indentures” means, individually or collectively as the context may require, the 2013-5.0% Indenture or the 2017-6.125% Indenture.
“Indenture Notes” means, individually or collectively as the context may require, the 2013-5.0% Indenture Notes or the 2017-6.125% Indenture Notes.

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“Information” has the meaning specified in Section 10.07.
“Initial Appraised Value” means, with respect to any Mortgaged Property, the appraised value of such Mortgaged Property as set forth in a FIRREA-conforming appraisal obtained by the Lender with respect to such Mortgaged Property prior to (and within 12 months of) the Closing Date, or if such Mortgaged Property is an Additional Mortgaged Property or a Substitute Property, a FIRREA-conforming appraisal obtained by the Lender with respect to such Additional Mortgaged Property or Substitute Property immediately prior to (and within 12 months of) such Additional Mortgaged Property or Substitute Property becoming a Mortgaged Property.
“Interest Payment Date” means the first day of a calendar month, provided that if such day is not a Business Day, the respective Interest Payment Date shall be the next succeeding Business Day.
“Interest Period” means a period of approximately one month commencing on the first Business Day of each month and ending on the first Business Day of the following month.
“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Company’s internal controls over financial reporting, in each case as described in the Securities Laws.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Involuntary Disposition” means, with respect to any Collateral, any of the following: (a) any loss, destruction or damage of such Collateral or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Collateral, or confiscation of such Collateral or the requisition of the use of such Collateral.
“IP Rights” has the meaning specified in Section 5.17.
“IRS” means the United States Internal Revenue Service.
“Joinder Agreement” means each Joinder Agreement, substantially in the form of Exhibit G, executed and delivered by a Subsidiary or any other Person to the Lender pursuant to Section 6.14.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable

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administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lease” means a lease or other agreement (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of one or more of the Mortgaged Properties, together with all amendments thereto and all restatements, supplements, and other modifications thereof.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lending Office” means, as to the Lender, the office or offices of the Lender described as such in the Lender’s Administrative Questionnaire, or such other office or offices as the Lender may from time to time notify the Company, which office may include any Affiliate of the Lender or any domestic or foreign branch of the Lender or such Affiliate. Unless the context otherwise requires each reference to the Lender shall include its applicable Lending Office.
“LIBOR Reserve Percentage” means as of any day the maximum effective percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding or in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by the Lender to the Company under Article II in the form of an Advance.
“Loan Cap” means, at any time of determination, the lesser of (a) $69,000,000.00 and (b) the Margined Collateral Value at such time.
“Loan Documents” means, collectively, this Agreement, the Note, each Joinder Agreement, each Security Instrument, the Subsidiary Guaranty, and each other document and agreement executed in connection with the Loan.
“Loan Parties” means, collectively, the Company and each Subsidiary Guarantor.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Margined Collateral Value” means, at any time, the sum of (a) for all Mortgaged Properties on which material improvements have been constructed thereon, the product of (i) 0.85 multiplied by (ii) the Initial Appraised Value of such Mortgaged Properties, plus (b) for all other Mortgaged

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Properties, the product of (i) 0.75 multiplied by (ii) the Initial Appraised Value of such Mortgaged Properties.
“Material Adverse Effect” means (a) a material adverse effect on (i) the business, assets, properties, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (ii) the Mortgaged Properties, taken as a whole, or (iii) the ability of the Company and the Subsidiary Guarantors, taken as a whole, to perform their respective obligations under any Loan Document to which any of them is a party or (b) an adverse effect on the rights and remedies of the Lender under the Loan Documents.
“Maturity Date” means three hundred sixty-four (364) days after the date hereof; provided that if any date determined to be a “Maturity Date” is not a Business Day, such Maturity Date shall be the next preceding Business Day.
“Mortgage” or “Mortgages” means, individually and collectively, as the context requires, each of the fee mortgages, deeds of trust, deeds and other similar security documents executed by a Loan Party that purport to grant a Lien to the Lender (or a trustee for the benefit of the Lender) for the benefit of the Lender in any Mortgaged Properties, in form and substance satisfactory to the Lender.
“Mortgaged Property” means the owned property of the Loan Parties listed on Schedule 5.20(c), as supplemented from time to time in accordance with Section 2.18(b)(iii) and Section 2.19(b)(iii) following the addition of Additional Mortgaged Property or a Substitute Property as a Mortgaged Property, including all “Premises” referred to in the Security Instruments with respect to such Mortgaged Property; provided that a Release Property shall no longer constitute a Mortgaged Property after giving effect to the consummation of a Property Substitution or Prepayment Release with respect to such Release Property in accordance with Section 2.19.
“Mortgaged Property Support Documents” means with respect to the fee interest in any Mortgaged Property:
(a) a fully executed and notarized Mortgage encumbering the fee interest of the applicable Loan Party in such real property;
(b) if requested by the Lender in its sole discretion, maps or plats of an as-built survey of the sites of such real property certified to the Lender and the title insurance company issuing the policies referred to in clause (c) of this definition in a manner satisfactory to each of the Lender and such title insurance company, dated a date satisfactory to each of the Lender and such title insurance company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the National Society of Professional Surveyors, Inc. in 2016 with items 2, 3, 4, 6(b), 7(a), 7(b)(1), 7(c), 8, 9, 10, 11, 13, 14, 16,17, 18 and 19 on Table A thereof completed;

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(c) ALTA mortgagee title insurance policies issued by a title insurance company acceptable to the Lender with respect to such real property, assuring the Lender that the Mortgage covering such real property creates a valid and enforceable first priority mortgage lien on such real property, free and clear of all defects and encumbrances except Liens permitted under Section 7.01, which title insurance policies shall otherwise be in form and substance satisfactory to the Lender and shall include such endorsements as are requested by the Lender;
(d) (i) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such real property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each Loan Party relating thereto) and (ii) if such real property is a Flood Hazard Property, Flood Requirements;
(e) if requested by the Lender, in such Person’s sole discretion, an environmental assessment report, as to such real property, in form and substance and from professional firms acceptable to the Lender;
(f) if requested by the Lender in its sole discretion, evidence reasonably satisfactory to the Lender that such real property, and the uses of such real property, are in compliance in all material respects with all applicable zoning Laws (the evidence submitted as to which should include the zoning designation made for such real property, the permitted uses of such real property under such zoning designation and, if available, zoning requirements as to parking, lot size, ingress, egress and building setbacks);
(g) copies of all Leases with respect to such real property and a fully executed and notarized subordination, non-disturbance and attornment agreement with respect to such real property and such Lease; and
(h) if requested by the Lender in its sole discretion, an opinion of legal counsel to the applicable Loan Party granting the Mortgage on such real property, addressed to the Lender, in form and substance reasonably acceptable to the Lender.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means the aggregate cash or cash equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Involuntary Disposition, net of (a) direct costs incurred in connection therewith, and (b) taxes paid or payable as a result thereof; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or cash equivalents

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received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Involuntary Disposition.
“New Vehicle” means a Vehicle which has never been owned except by a manufacturer, distributor or dealer and (except in the case of Service Loaner Vehicles) has never been registered, and (notwithstanding clause (b) of the definition of “Vehicle”) includes Rental Vehicles and Demonstrators (each as defined in the Floorplan Credit Agreement) and Service Loaner Vehicles, in each case whether or not held for sale.
“New Vehicle Floorplan Facility” means the new vehicle floorplan facility described in Section 2.01 through 2.05 of the Floorplan Credit Agreement providing for revolving loans to certain Subsidiaries of the Company by the lenders party thereto.
“New Vehicle Floorplan Loan” has the meaning specified for such term in the Floorplan Credit Agreement.
“Note” means the promissory note made by the Company in favor of the Lender evidencing the Loan made by the Lender to the Company.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to the Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Documents).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.05).
“Participant” has the meaning specified in Section 10.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” shall mean the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (other than a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Acquisition” means any Acquisition permitted by Section 7.12.
“Permitted Disposition” means any Disposition permitted by Section 7.05.
“Permitted Real Estate Indebtedness” means Indebtedness of the Company or a Subsidiary owing to non-Affiliated Persons secured solely by Liens on Permitted Real Estate Indebtedness Collateral so long as the amount of such Indebtedness (as measured for any specified real property parcel and improvements (if any) financed thereby) is no greater than eighty-five percent (85%) of the value of such parcel and improvements set forth in an appraisal thereof prepared by a member of the Appraisal Institute and an independent appraisal firm satisfactory to the Lender and commissioned in connection with such financing, a copy of which such appraisal has been provided to the Lender upon its request.
“Permitted Real Estate Indebtedness Collateral” means, with respect to any particular Permitted Real Estate Indebtedness, the applicable real property used (at the time of the incurrence of such Permitted Real Estate Indebtedness) by a Subsidiary of the Company for the operation of a vehicle dealership or a business ancillary thereto, together with related real property rights, improvements, fixtures (other than trade fixtures), insurance payments, leases and rents related thereto and proceeds thereof.
“Permitted Silo Guaranty” means, with respect to any Permitted Silo Indebtedness provided by any Silo Lender, the guaranty of such Indebtedness by (a) the Company or (b) any Subsidiary that operates one or more dealerships at which New Vehicle floorplan financing is provided by such Silo Lender.

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“Permitted Silo Indebtedness” means Indebtedness (including Permitted Silo Guaranties) incurred from time to time by any of the Company’s current or future Subsidiaries consisting of floorplan financing for New Vehicles or Used Vehicles provided by financial institutions or manufacturer-affiliated finance companies (“Silo Lenders”) to such Subsidiaries, provided that (i) with respect to financing of Used Vehicles, the proceeds of such financing are used for purchasing and carrying Used Vehicles, and (ii) such indebtedness is secured by, in the case of Silo Lenders providing New Vehicle floorplan financing or New Vehicle and Used Vehicle floorplan financing, a lien on certain assets of such Subsidiaries (including New Vehicles and Used Vehicles financed (including related contracts-in-transit) and the proceeds thereof and certain general intangibles, but excluding real property and fixtures (other than trade fixtures)); provided that, Permitted Silo Indebtedness provided by a Silo Lender may be cross-collateralized with other Permitted Silo Indebtedness provided by such Silo Lender.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (generally including a Pension Plan, but excluding a Multiemployer Plan and Multiple Employer Plan), maintained by the Company or, in the case of a Pension Plan, by an ERISA Affiliate, for employees of the Company or any ERISA Affiliate.
“Prepayment Release” has the meaning specified in Section 2.19(a).
“Principal Office” means the main banking office of the Lender in Detroit, Michigan.
“Pro Forma Compliance” means that the Company and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Section 7.11 calculated as if the event with respect to which Pro Forma Compliance is being tested had occurred on the first day of each relevant period with respect to which current compliance with such financial covenant would be determined (for example, in the case of a financial covenant based on Consolidated EBITDAR, as if such event had occurred on the first day of the four fiscal quarter period ending on the last day of the most recent fiscal quarter in respect of which financial statements have been delivered pursuant to Section 6.01(a) or (b)). Pro forma calculations made pursuant to this definition that require calculations of Consolidated EBITDAR on a pro forma basis will be made in accordance with Section 1.03(d).
“Pro Forma Compliance Certificate” means, with respect to any event, a duly completed Compliance Certificate demonstrating Pro Forma Compliance for such event.
“Property Substitution” has the meaning specified in Section 2.19(a).
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 10.22.
“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

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“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq.
“Recipient” means the Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable (at the option of the holders thereof), is or upon the happening of an event or passage of time would be, required to be redeemed prior to May 20, 2025 or is redeemable at the option of the holder thereof at any time prior to May 20, 2025 (other than upon a change of control of or sale of assets by the Company in circumstances where a holder of any 2013-5.0% Indenture Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to any such stated maturity at the option of the holder thereof.
“Register” has the meaning specified in Section 10.06(c).
“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed in the Securities Laws.
“Related Acquisition or Related Proposed Acquisition” means, with respect to any specified Acquisition (a “Specified Acquisition”), any other Acquisition, or any proposed Acquisition subject to an Acquisition Arrangement, that in each case (a) is part of a related series of Acquisitions or proposed Acquisitions that includes the Specified Acquisition, (b) involves any seller or transferor that is a seller or transferor (or an Affiliate of a seller or transferor) involved in the Specified Acquisition and (c) occurs or is reasonably expected to occur within six (6) months before or after the date of the Specified Acquisition.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, and representatives of such Person and of such Person’s Affiliates.
“Release Price” means, with respect to any Mortgaged Property, an amount equal to 75% of the Initial Appraised Value of such Mortgaged Property.
“Release Property” has the meaning specified in Section 2.19(a).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Required Financial Information” has the meaning specified in the definition of “Restricted Subsidiary”.
“Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer, assistant treasurer or controller of a Loan Party and solely for purposes of the delivery of incumbency certificate pursuant to Section 4.01, the secretary or assistant secretary of a Loan Party, and, solely for the purposes of notices given pursuant to Article

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II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Lender or any other officer of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Lender. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Lender, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Lender, appropriate authorization documentation, in form and substance satisfactory to the Lender.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof) of the Company or any Subsidiary.
“Restricted Subsidiary” means each direct or indirect Subsidiary of the Company that (i) has total assets (including Equity Interests in other Persons) of equal to or greater than $10,000 (calculated as of the most recent fiscal period with respect to which the Lender shall have received financial statements required to be delivered pursuant to Sections 6.01(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated based on the Audited Financial Statements) (the “Required Financial Information”)), or (ii) has revenues (on a consolidated basis with its Subsidiaries) equal to or greater than $10,000 for a period of four consecutive fiscal quarters (calculated for the most recent four fiscal quarter period for which the Lender has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the term “Restricted Subsidiaries” (i) shall also include any Subsidiaries designated as “Restricted Subsidiaries” pursuant to the definition of “Unrestricted Subsidiaries” and (ii) shall not include any Special Purpose Insurance Captive.
“Revolving Administrative Agent” means, as applicable, Bank of America (in its capacity as the administrative agent under the Revolving Credit Agreement or any successor administrative agent under the Revolving Credit Agreement) serving as the collateral agent on behalf of the Secured Parties thereunder.
“Revolving Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement dated as of November 30, 2016 among the Company, the Revolving Administrative Agent and the Revolving Lenders, as amended, supplemented or otherwise modified from time to time.
“Revolving Credit Facility” means the revolving credit facility described in the Revolving Credit Agreement providing for revolving loans to the Company by the Revolving Lenders.
“Revolving Lender” means each lender that has a commitment under the Revolving Credit Facility or, following termination of such commitments, has Revolving Facility Loans outstanding.

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“Sanction(s)” means any sanction administered or enforced by the United States government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.
“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.
“Security Instruments” means, collectively or individually as the context may indicate, the Mortgages and any related Mortgaged Property Support Documents and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Company, any other Loan Party, or any other Person shall grant or convey to the Lender for the benefit of the Lender, a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations.
“Solvent” means, when used with respect to any Person, that at the time of determination:
(a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including contingent obligations; and
(b) it is then able and expects to be able to pay its debts as they mature; and
(c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.
“Sonic Financial” means Sonic Financial Corporation, a North Carolina corporation.
“Special Purpose Insurance Captive” means a Person which (a) at all times shall remain a wholly-owned Subsidiary of the Company or a Subsidiary Guarantor, (b) shall not engage in any business other than the provision of dealer physical damage insurance for new vehicle inventory, workers compensation insurance or healthcare insurance to the Company and its Subsidiaries, (c) if organized in North Carolina (or, in any other jurisdiction, to the extent otherwise permitted by Law) has its Equity Interests pledged pursuant to the Pledge Agreement (as defined in the Revolving Credit Agreement) and (d) has not and shall not (i) transfer any funds to any Person other than (x) payment in the ordinary course of business and on customary market terms of liability claims made by third parties against the Company and its Subsidiaries, (y) payment of its own business expenses in the ordinary course of business and on customary terms, and (z) distributions to the Company or any Subsidiary Guarantor; (ii) make any Investment (other than Investments permitted under applicable insurance guidelines and made in the Company’s reasonable business judgment) in any Person, (iii) incur any Indebtedness (other than Indebtedness from time to time owed to the

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Company or any Subsidiary Guarantor) or grant a Lien on any of its assets (other than to secure Indebtedness owed to the Company or any Subsidiary Guarantor), (iv) provide any compensation to directors or employees other than on customary market terms for captive insurance companies or (v) have its Equity Interests pledged to any Person other than as described in clause (c) above. The parties hereto acknowledge that as of the date hereof, SRM Assurance, Ltd. is a Special Purpose Insurance Captive. A Special Purpose Insurance Captive shall not be permitted to have, acquire or form any direct or indirect Subsidiary.
“Specified Investment” means any Investment in any Person other than an Excluded Investment.
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.19).
“Subordinated Indebtedness” has the meaning given to such term in the Revolving Credit Agreement and the Floorplan Credit Agreement.
“Subordinated Indebtedness Prepayment” means any prepayment, redemption, purchase, defeasance, settlement in cash or other satisfaction prior to the scheduled maturity thereof of any Subordinated Indebtedness, provided, however, that “Subordinated Indebtedness Prepayment” shall not include any amount prepaid with the proceeds of the refinancing of such Subordinated Indebtedness with new or additional Subordinated Indebtedness.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company and shall include, without limitation, the Unrestricted Subsidiaries.
“Subsidiary Guarantors” means, collectively, all Restricted Subsidiaries executing a Subsidiary Guaranty on the Closing Date and all other Subsidiaries that enter into a Joinder Agreement (other than any Subsidiary Guarantor that is released in accordance with the terms hereof).
“Subsidiary Guaranty” means the Subsidiary Guaranty Agreement made by the Subsidiary Guarantors in favor of the Lender substantially in the form of Exhibit E as supplemented from time to time by execution and delivery of Joinder Agreements pursuant to Section 6.14 and as otherwise supplemented, amended, or modified from time to time.
“Substitution Requirements” has the meaning specified in Section 2.19(b).
“Substitute Property” has the meaning specified in Section 2.19(a).
“Supported QFC” has the meaning specified in Section 10.22.

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“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Lender or any Affiliate of the Lender).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Temporary Cash Investments” means (a) cash or (b) Investments held in the form of cash equivalents and short-term marketable securities.
“Temporary Excess Cash” means cash proceeds received by the Company from the issuance of Subordinated Indebtedness permitted by Section 7.03(i), which cash (as set forth in a notice delivered by the Company to the Lender within five (5) Business Days of the Company’s receipt of such cash proceeds) is intended by the Company to be applied to the prepayment or purchase (whether by open market purchase or pursuant to a tender offer) of other Subordinated Indebtedness, but has not yet been so applied solely because the Company has not completed such prepayment, repurchase or refinancing, so long as such cash is so applied within six (6) months of receipt thereof.

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“Temporary Indebtedness” means Subordinated Indebtedness the Company intends to repay (whether by open market purchase or pursuant to a tender offer) using cash proceeds received by the Company from the issuance of other Subordinated Indebtedness permitted by Section 7.03(i); provided that, such applicable Subordinated Indebtedness shall only qualify as “Temporary Indebtedness” for so long as such cash proceeds qualify as “Temporary Excess Cash”.
“Threshold Amount” means $20,000,000.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Subsidiaries” means all Subsidiaries of the Company other than the Restricted Subsidiaries; provided that in no event shall the Unrestricted Subsidiaries as a whole have more than $100,000 in total assets or more than $100,000 in total revenues for a period of four consecutive fiscal quarters (in each case) calculated as of the most recent four fiscal quarter period for which the Lender has received the Required Financial Information; and if either such threshold is exceeded, the Company shall immediately designate one or more such Subsidiaries to be “Restricted Subsidiaries” and deliver to the Lender all documents specified in Section 6.14 for such Subsidiaries, so that after giving effect to such designation, the remaining Unrestricted Subsidiaries shall satisfy such requirements; provided, however, that notwithstanding the foregoing, the assets and revenues of Special Purpose Insurance Captives shall not be taken into account for the purposes of determining the Company’s compliance with, and its covenants relating to, the thresholds described in this definition.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 10.22.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), provided that, any reference to a defined term in any such agreement, instrument or other document (including the Revolving Credit Agreement and the Floorplan Credit Agreement) which has been terminated shall have the meaning set forth in such document immediately prior to such termination, (ii) any reference herein to any Person shall be construed to include such

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Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03 Accounting Terms.
(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided that, all calculations of financial covenants shall reflect the results of both continuing operations and discontinued operations of the Company and its Subsidiaries, and in the event of any such discontinued operations, the Company shall provide subtotals for each of “continuing operations”, “discontinued operations” and “consolidated operations”. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof and the effects of FASB ASC 825 on financial liabilities shall be disregarded. In connection with the Company’s delivery of financial statements hereunder, the Company shall deliver a reconciliation of the calculations of the financial covenants before and after giving effect to the adjustments from FASB ASC 825 described in this Agreement.
(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Lender shall so request, the Lender and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change

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therein and (ii) the Company shall provide to the Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, for purposes of determining compliance with Section 7.11, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
(d) Calculation of Consolidated EBITDAR, Consolidated Fixed Charges and Consolidated Rental Expense. Consolidated EBITDAR shall be calculated for any period by including the actual amount for such period, including the Consolidated EBITDAR attributable to Acquisitions permitted hereunder and occurring during such period and (to the extent otherwise included in Consolidated Net Income) excluding the Consolidated EBITDAR attributable to Permitted Dispositions of assets occurring during such period on a pro forma basis for the period from the first day of the applicable period through the date of the closing of each such permitted Acquisition or Permitted Disposition, utilizing (i) where available or required pursuant to the terms of this Agreement, historical audited and/or reviewed unaudited financial statements obtained from the seller, broken down by fiscal quarter in the Company’s reasonable judgment or (ii) unaudited financial statements (where no audited or reviewed financial statements are required pursuant to the terms of this Agreement) reviewed internally by the Company, broken down in the Company’s reasonable judgment; provided, however, that (x) any such pro forma adjustment of Consolidated EBITDAR shall reflect the Company’s and the Subsidiaries’ pro forma rental payments related to the assets acquired in any applicable Acquisition (and shall not reflect any rental expense payments of the applicable seller), and (y) any such pro forma adjustment of Consolidated EBITDAR shall not result in an increase of more than 10% of Consolidated EBITDAR prior to such adjustment, unless the Company provides to the Lender (A) the supporting calculations for such adjustment and (B) such other information as the Lender may reasonably request to determine the accuracy of such calculations. For purposes of determining “Consolidated Fixed Charges” for any period, the Consolidated Interest Expense, Consolidated Principal Payments and Consolidated Rental Expenses attributable to such Permitted Dispositions described above during such period may, at the option of the Company and subject to the consent of the Lender (which shall not be unreasonably withheld), be excluded therefrom.
1.04 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other

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component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06 [Reserved].
1.07 [Reserved].
ARTICLE II
THE COMMITMENT AND CREDIT EXTENSION

2.01 Revolving Loan. Subject to the terms and conditions set forth herein, the Lender agrees to make Advances to the Company from time to time in Dollars on any Business Day during the Availability Period provided, that after giving effect to any requested Advance, the aggregate initial principal amount of all Advances made hereunder shall not exceed the Loan Cap in effect at the time of the proposed Advance.
2.02 [Reserved]
2.03 [Reserved].
2.04 [Reserved].
2.05 Prepayments.
(a) Optional. The Company may, upon notice to the Lender pursuant to delivery to the Lender of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay the Loan in whole or in part without premium or penalty subject to Section 3.06; provided that (i) such notice must be in a form acceptable to the Lender and be received by the Lender not later than 11:00 a.m. on the date of the prepayment; (ii) any prepayment of the Loan shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b) Mandatory.
(i) The Company shall prepay the Loan as hereinafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds received by any Loan Party from all Involuntary Dispositions with respect to Collateral within five (5) days of the date of receipt of such Net Cash Proceeds with respect to such Involuntary Disposition.

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(ii) The Company shall prepay the Loan in connection with a Property Substitution or Prepayment Release in the amounts, and to the extent required, pursuant to Section 2.19.
(iii) All prepayments under this Section 2.05(b) shall be without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.
2.06 [Reserved].
2.07 Repayment of Loan. The Company shall pay to the Lender all principal and interest not sooner paid on the Loan on the Maturity Date.
2.08 Interest.
(a) Interest Rate. The Loan and Advances hereunder shall bear interest at a rate equal to 385 basis points (the “Increment”) above the 1-M LIBOR Index Rate* (“1-M LIBOR Index Rate”).
(i) The interest rate will be increased or decreased by the same amounts as the increase or decrease in the 1-M LIBOR Index Rate effective on the first day of the next monthly billing period; and
(ii) Notwithstanding the foregoing, the 1-M LIBOR Index Rate is deemed to be .75 per annum if such rate was less than .75% per annum.
* The 1-M LIBOR Index Rate in effect for a monthly billing period will be the arithmetic mean of the 1-Month LIBOR rate for the calendar days from and including the 26th of the calendar month which is two months prior to the applicable monthly billing period and ending with the 25th of the month immediately preceding the applicable monthly billing period (the “Measurement Period”). The 1-Month LIBOR rate applicable to any day on which no rate is published will be the rate last quoted prior to such day.

The “1-Month LIBOR rate” means the per annum rate of interest for one month deposits in U.S. Dollars for each day of the Measurement Period that appears on the Bloomberg Screen US0001M Index (London Interbank Offered Rate administered by the British Bankers’ Association, New York Stock Exchange Euronext or other successor administrator for LIBOR) at approximately 11:00 a.m. London time, or if such source becomes unavailable or there is no such successor, the per annum rate of interest for one month deposits in U.S. Dollars for each day of the Measurement Period obtained from such other commercially available source providing quotations of LIBOR as Lender may designate.

The parties acknowledge that London Interbank Offered Rate (“LIBOR”) may be phased out in the future.  In the event that Lender will no longer utilize a LIBOR-based rate for this Loan, the “1-M LIBOR Index Rate” will be re-defined as the successor base or reference rate applicable to this

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Loan designated by Lender in its reasonable discretion. In such event, the Increment may also be adjusted by Lender so that the total interest rate paid by Borrower immediately after the conversion from the LIBOR-based rate will approximate the total interest rate paid by Borrower immediately prior to the conversion. Borrower will be notified of these changes, which will be made without requiring the necessity of an amendment to this Agreement.

(b) Accrual and Computation of Interest. Interest due and payable on the Loan:
(i) Accrues from the date of each Advance up to, but excluding, the date of repayment of all Loan amounts;

(ii) Will be computed as follows:
(A) 360/360 method for each monthly payment where the interest period runs from the first day of the month through the last day of the month, specifically:
[interest rate /12] x unpaid Principal balance
(B) 365/365 method for each monthly payment where the interest period runs from a day other than the first day of the month through the last day of that month, or from any day of the month through any day of that month that is not the last day of that month ("Irregular Interest Period"), specifically:
[number of days in Irregular Interest Period / number of days in that month] x [interest rate /12] x unpaid principal balance

(C) Interest due for any Irregular Interest Period that results from prepayment will be calculated in the manner described in Paragraph III.C.2.b.ii above; and
(c) (i) If any amount of principal of the Loan or any portion thereof is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii) If any amount (other than principal of the Loan) payable by the Company under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Lender, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

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(iii) Upon the request of the Lender, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Company shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(d) Interest on the Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(e) Interest as shown on the billing statement prepared by the Lender will be withdrawn by the Lender from the Company’s pre-designated account on the due date designated in the billing statement or within five (5) calendar days after the due date (at the Lender’s discretion) via ACH transaction or other electronic means. The Company will maintain sufficient funds in the account to cover the withdrawals for interest.
2.09 Fees.
(a) Loan Fees. The Company shall pay to the Lender a loan fees in the amounts of (i) the product of one quarter of one percent (0.25%) multiplied by the Loan Cap in effect on the date hereof, and (ii) upon increase in the Loan Cap as a result of subsequent increases in Margined Collateral Value, the product of one quarter of one percent (0.25%) multiplied by the amount of such increase in the Loan Cap.
(b) Usage Fee. The Company shall pay to the Lender a fee, payable quarterly, in arrears, on a calendar year basis, in an amount equal to one quarter of one percent (0.25%) per annum of the average unused portion of the Loan, as determined by the Lender.
2.10 [Reserved].
2.11 Evidence of Debt. The Advance made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Advances made by the Lender to the Company and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Obligations of the Lender.
2.12 Payments Generally. All payments to be made by the Company shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Company hereunder shall be made to Lender at the Lender’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. All payments received by the Lender after 2:00

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p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Company shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
2.13 [Reserved].
2.14 [Reserved].
2.15 [Reserved].
2.16 [Reserved].
2.17 Security.
(a) Security. As security for the full and timely payment and performance of all Obligations, the Company shall, and shall cause all other Loan Parties to, on or before the Closing Date, do or cause to be done all things reasonably necessary in the opinion of the Lender and its counsel to grant to the Lender a duly perfected security interest in all Collateral subject to no prior Lien or other encumbrance except as expressly permitted hereunder or under the other Loan Documents and with the priority identified in the Security Instruments. In addition, and without limiting the foregoing, the Company shall take and cause each other Loan Party to take such further action, and deliver or cause to be delivered such further documents and instruments, as required by the Security Instruments or otherwise as the Lender may reasonably request to create, perfect and maintain the effectiveness and priority of the Liens contemplated by this Section 2.17 and each of the Security Instruments.
(b) Further Assurances. At the request of the Lender from time to time, the Company will or will cause all other Loan Parties, as the case may be, to execute, by their respective Responsible Officers, alone or with the Lender, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any certificate, instrument, statement or document or to take such other action (and pay all related costs) which the Lender reasonably deems necessary from time to time to create, continue or preserve the Liens in Collateral (and the perfection and priority thereof) of the Lender contemplated hereby and by the other Loan Documents.
2.18 Additional Mortgaged Properties.
(a) Additional Mortgaged Properties. Following the Closing Date, addition of tracts of real property owned by the Company or any of its Subsidiaries as Mortgaged Properties (each an “Additional Mortgaged Property”) shall be subject to the satisfaction of the Additional Mortgaged Property Requirements.
(b) Additional Mortgaged Property Requirements. The addition of any Additional Mortgaged Property shall be subject to the following conditions precedent (collectively, the “Additional Mortgaged Property Requirements”):

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(i) the Lender shall have received at least sixty (60) days prior written notice requesting the real property be added as an Additional Mortgaged Property;
(ii) the Lender shall have received a FIRREA-conforming appraisal for such property of the current value of such property as of a date that is within 12 months before the date of the addition of such real property as an Additional Mortgaged Property, which appraisal shall be in form and substance reasonably acceptable to the Lender;
(iii) the Lender shall have received (y) the Mortgaged Property Support Documents with respect to such proposed Additional Mortgaged Property and (z) an updated Schedule 5.20(c) that is true, correct and complete after giving effect to the addition of such Additional Mortgaged Property;
(iv) the Lender shall have received evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including endorsements naming the Lender as an additional insured and mortgagee, as the case may be, on all such insurance policies maintained with respect to such proposed Additional Mortgaged Property and the new Loan Parties following the completion of the addition of such Additional Mortgaged Property as a Mortgaged Property;
(v) unless waived by the Lender, the Company shall have paid all expenses of the Lender in connection with the addition of such Additional Mortgaged Property, including (i) real property diligence related expenses, including appraisal and environmental assessment fees, and (ii) fees, charges and disbursements of counsel to the Lender to the extent invoiced prior to or on the date of the addition of such Additional Mortgaged Property, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings with respect to the addition of such Additional Mortgaged Property (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Lender);
(vi) any Subsidiary of the Company that owns such Additional Mortgaged Property or leases or operates a vehicle dealership at such Additional Mortgaged Property shall have complied with the requirements of Section 6.14; and
(vii) the Additional Mortgaged Property shall otherwise be reasonably acceptable to the Lender.
(c) Flood Requirements. Notwithstanding anything to the contrary contained herein, if at any time Additional Mortgaged Property is to be pledged as a Mortgaged Property hereunder, the Lender shall not enter into, accept or record any Mortgage in respect of such Additional Mortgaged Property until the Lender shall have received written confirmation from the Lender (which may be delivered via electronic mail) that flood

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insurance compliance has been completed by the Lender with respect to such Additional Mortgaged Property.
2.19 Substitution and Release of Mortgaged Property.
(a) Release. The Company may obtain the release of one or more Mortgaged Properties during the term of this Agreement (each herein called a “Release Property”) by (i) substituting such Release Property with a tract of owner occupied real property owned by the Company or one of its Subsidiaries (a “Substitute Property”) with respect to such Release Property (each such release and substitution herein called, a “Property Substitution.”), subject to the satisfaction of the Substitution Requirements, or (ii) making a prepayment of the Loan in the amount of the Release Price applicable to such Mortgaged Property, which prepayment shall be applied to the remaining principal balance of the Loan (including any payment due on the Maturity Date) (each such release, a “Prepayment Release”).
(b) Substitute Property. Each Property Substitution shall be subject to the satisfaction of the following conditions precedent (collectively, the “Substitution Requirements”):
(i) The Lender shall have received at least sixty (60) days prior written notice requesting the Property Substitution;
(ii) The Substitute Property shall (A) have an Appraised Value no less than the Initial Appraised Value of the applicable Release Property (or, if the Substitute Property has an Appraised Value of less than the Initial Appraised Value of the applicable Release Property, a prepayment of the Loan in an amount equal to 85% of the amount by which the Initial Appraised Value of the applicable Release Property exceeds the Appraised Value of the Substitute Property (the “Partial Release Price”), which Partial Release Price shall be due and payable at the time of Property Substitution, and shall have been received by the Lender, in immediately available funds, as a condition to such Property Substitution); provided that if such Substitute Property does not have material improvements constructed thereon, such Substitute Property shall have an Appraised Value of an amount such that 75% of Appraised Value of such Substitute Property equals 85% of the Initial Appraised Value of the applicable Release Property (or, if less, a prepayment of the Loan in an amount equal to 85% of such difference shall be due and payable at the time of Property Substitution, and shall have been received by the Lender, in immediately available funds, as a condition to such Property Substitution), and (B) be otherwise acceptable to the Lender.
(iii) The Lender shall have received (y) the Mortgaged Property Support Documents with respect to such Substitute Property and (z) an updated Schedule 5.20(c) that is true, correct and complete after giving effect to such Property Substitution;

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(iv) The representations and warranties of the Company and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Property Substitution, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;
(v) No Default or Event of Default shall exist, or would result from such Property Substitution;
(vi) The Lender shall have received evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including endorsements naming the Lender as an additional insured and mortgagee, as the case may be, on all such insurance policies maintained with respect to the Substitute Property and the new Loan Parties following the completion of the Property Substitution;
(vii) unless waived by the Lender, the Company shall have paid all expenses of the Lender in connection with such Property Substitution, including (i) real property diligence related expenses, including appraisal and environmental assessment fees, and (ii) fees, charges and disbursements of counsel to the Lender to the extent invoiced prior to or on the date of such Property Substitution, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings with respect to such Property Substitution (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Lender);
(viii) any Subsidiary of the Company that owns such Substitute Property or leases or operates a vehicle dealership at such Substitute Property shall have complied with the requirements of Section 6.14; and
(ix) the Property Substitution and the Substitute Property shall otherwise be reasonably acceptable to the Lender.
(c) Prepayment Release. Any Prepayment Release shall be subject to (i) receipt by the Lender of the Release Price, in immediately available funds, (ii) no Default or Event of Default shall exist, or would result from such Prepayment Release, and (iii) receipt of an updated Schedule 5.20(c) that is true, correct and complete after giving effect to the release of such Release Property.
(d) Further Assurances. After giving effect to any Property Substitution or Prepayment Release, the Lender agrees (at the expense of the Company) to execute, as

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applicable, and deliver to the Company any such mortgage releases and other similar discharge or release documents, as are reasonably requested and necessary to release, as of record, the security interests in favor of the Lender under the Loan Documents in the applicable Release Property and each Subsidiary Guarantor that, after giving effect to such Property Substitution or Prepayment Release, is no longer required to be a Subsidiary Guarantor pursuant to Section 6.14.
(e) Flood Requirements. Notwithstanding anything to the contrary contained herein, if at any time Substitute Property is to be pledged as a Mortgaged Property hereunder, the Lender shall not enter into, accept or record any Mortgage in respect of such Substitute Property until the Lender shall have received written confirmation that flood insurance compliance has been completed by the Lender with respect to such Substitute Property.
(f) Pre-Approved Releases. Notwithstanding the foregoing provisions of this Section 2.19, the Lender shall release the following properties from the lien of its Mortgage upon request of the Company without the requirement that the Company provide Substitue Property or that the release or the Substitute Property be approved by the Lender as set forth above: (i) former EchoPark Dealership located at 9575 E. 40th Avenue, Stapleton, Colorado; (ii) former EchoPark Dealership located at 9525 E. 40th Avenue, Stapleton, Colorado; and (iii) former EchoPark Dealership located at 13412 Coal Mine Avenue, Littleton, Colorado.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.
(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Lender) require the deduction or withholding of any Tax from any such payment by the Lender or a Loan Party, then the Lender or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii) If any Loan Party or the Lender shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Lender shall withhold or make such deductions as are determined by the Lender to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Lender shall timely pay the full amount withheld or deducted to

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the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii) If any Loan Party or the Lender shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Lender, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Lender, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b) Payment of Other Taxes by the Company. Without limiting the provisions of subsection (a) above, the Company shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for the payment of, any Other Taxes.
(c) Tax Indemnifications. (i) The Company shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by the Lender shall be conclusive absent manifest error. The Company shall, and does hereby, indemnify the Lender and shall make payment in respect thereof within 10 days after demand therefor, for any amount which Lender for any reason fails to pay indefeasibly to the Lender as required pursuant to Section 3.01(c)(ii) below.
(d) Evidence of Payments. Upon request by the Company or the Lender, as the case may be, after any payment of Taxes by the Company or by the Lender to a Governmental Authority as provided in this Section 3.01, the Company shall deliver to the Lender or the Lender shall deliver to the Company, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment,

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a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Company or the Lender, as the case may be.
(e) [Reserved].
(f) [Reserved]
(g) Survival. Each party’s obligations under this Section 3.01 shall survive any assignment of rights by, or the replacement of the Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all other Obligations.
3.02 [Reserved].
3.03 [Reserved].
3.04 Increased Costs .
(a) Increased Costs Generally. If any Change in Law shall:
(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender (except for any reserve requirement reflected in the LIBOR Reserve Percentage); or
(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto.
(b) Capital Requirements. If the Lender determines that any Change in Law affecting the Lender or any Lending Office of the Lender or the Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of the Lender or the Loan, to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy), then from time to time the Company will pay to the Lender, such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.
(c) Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

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(d) Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of the Lender’s right to demand such compensation, provided that the Company shall not be required to compensate the Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05 [Reserved].
3.06 [Reserved].
3.07 Survival. All of the Company’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Lender.
ARTICLE IV
CONDITIONS PRECEDENT TO EFFECTIVENESS

4.01 Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to satisfaction or waiver of the following conditions precedent:
(a) The Lender’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lender:
(i) executed counterparts of (A) this Agreement, and (B) the Subsidiary Guaranty;
(ii) the Note executed by the Company in favor of the Lender;
(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv) such documents and certifications as the Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in the respective jurisdictions specified in Schedule 4.01, which includes each

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jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(v) a favorable opinion of Parker Poe Adams & Bernstein LLP, counsel to the Loan Parties, addressed to the Lender in form and substance acceptable to the Lender (which shall include matters of Delaware, Tennessee, Texas, Georgia, California, Colorado, South Carolina, Florida and Federal Law) and such other matters concerning the Loan Parties and the Loan Documents as the Lender may reasonably request;
(vi) a favorable opinion of local counsel to the Loan Parties in Delaware, Tennessee, Texas, Georgia, California, Colorado, South Carolina and Florida, addressed to the Lender in form and substance satisfactory to the Lender;
(vii) a certificate of a Responsible Officer of the Company either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(viii) a certificate signed by a Responsible Officer of the Company certifying that (A) the representations and warranties of the Company and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (B) no Default or Event of Default shall exist, and (C) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(ix) a certificate signed by the chief executive officer, chief financial officer, treasurer, chief accounting officer or other Responsible Officer of the Company certifying that each Loan Party is Solvent, after giving effect to this Agreement and the other Loan Documents and the Indebtedness pursuant hereto and thereto;
(x) (A) a duly completed preliminary Compliance Certificate as of the last day of the fiscal quarter of the Company ended on March 31, 2020, signed by a Responsible Officer of the Company and (B) a calculation of the Loan Cap as of the Closing Date;
(xi) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including endorsements naming

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the Lender as an additional insured and loss payee, as the case may be, on all such insurance policies maintained with respect to properties of the Company or any Loan Party constituting part of the Collateral;
(xii) Mortgaged Property Support Documents with respect to the Mortgaged Properties;
(xiii) executed counterparts of an environmental indemnity agreement in form and substance reasonably acceptable to the Lender, with respect to the Mortgaged Properties;
(xiv) forecasts (including assumptions) prepared by the management of the Company of consolidated balance sheets, income statements and cash flow statements of the Company and its Subsidiaries in form and substance reasonably satisfactory to the Lender through fiscal year end 2023;
(xv) upon the reasonable request of the Lender, the Company shall have provided to the Lender, and the Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to the Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party;
(xvi)  (A) the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, _____, and (B) the internally-prepared quarterly financial statements of the Company and its subsidiaries on a consolidated basis for each fiscal quarter ending at least 45 days prior to the Closing Date and (C) such other financial information as the Lender may reasonably request; and
(xvii) such other assurances, certificates, documents, consents or opinions as the Lender reasonably may require.
(b) Any upfront fees or other fees required to be paid to the Lender on or before the Closing Date pursuant to any Loan Document or the Existing Credit Agreement shall have been paid.
(c) Unless waived by the Lender, the Company shall have paid all expenses of the Lender owed pursuant to the Fee Letter, including (i) real property diligence related expenses, including appraisal fees, and (ii) the fees, charges and disbursements of counsel to the Lender to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Lender).

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Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, the Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Lender.
4.02 Conditions to all Advances. The obligation of the Lender to honor any request for an Advance is subject to the following conditions precedent:
(a) The representations and warranties of the Company and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b) No Default or Event of Default shall exist, or would result from such proposed Advance or from the application of the proceeds thereof.
(c) The Lender shall have received a request for an Advance in accordance with the requirements hereof.
Each request for an Advance submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Advance.
ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Lender that:
5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all franchises and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized

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by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clauses (b) and (c), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document (other than (i) any such filing necessary or advisable to perfect in favor of the Lender, the Liens on the Collateral and (ii) any such approval, consent, exemption, authorization, other action, notice or filing that has been obtained, taken, given or made and is in full force and effect), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.
5.05 Financial Statements; No Material Adverse Effect; No Internal Control Event.
(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b) Intentionally Omitted.
(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(d) To the Company’s best knowledge, no Internal Control Event, exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Lender, of (x) covenant compliance

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calculations provided hereunder or (y) the assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries on a consolidated basis.
5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties (including any Mortgaged Property) or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect. Schedule 5.06 (as supplemented by any written notices provided by the Company after the Closing Date pursuant to Section 6.02(a)) sets forth all actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority seeking damages or other remedies in excess of the Threshold Amount or which if determined adversely, could reasonably be expected to have a Material Adverse Effect.
5.07 No Default. Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08 Ownership of Property. Each of the Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business (including, good record and marketable title in fee simple to the Mortgaged Properties), except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Collateral is subject to no Liens, other than Liens permitted by Section 7.01.
5.09 Environmental Compliance.
(a) The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and any material claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b) Each of the Mortgaged Properties and all operations at the Mortgaged Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Mortgaged Properties, and there are no conditions relating to the Mortgaged Properties that could give rise to any Environmental Liability, except, in each case, as could not reasonably be expected to have a Material Adverse Effect. There are no pending or, to the best knowledge of the Company, threatened claims or proceedings under Environmental Laws, including any such claims for liabilities under CERCLA relating to the disposal of Hazardous Materials, against any Mortgaged Property, or against any Loan Party with respect to any Mortgaged Property, except to the

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extent that the aggregate effect of all such claims and proceedings could not reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Mortgaged Property that, to the best knowledge of the Company, could reasonably be expected (i) to form the basis of any Environmental Liability against any Loan Party or any Mortgaged Property, or (ii) to cause any Mortgaged Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Mortgaged Property by the Loan Parties under any applicable Environmental Law, except to the extent that the aggregate effect of such facts, circumstances, conditions or occurrences could not reasonably be expected to have a Material Adverse Effect. Hazardous Materials have not been transported or disposed of from the Mortgaged Properties, or generated, treated, stored or disposed of at, on or under any of the Mortgaged Properties or any other location, in each case by or on behalf the Loan Parties in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law, except as could not reasonably be expected to have a Material Adverse Effect. Hazardous Materials have not been released on or from any Mortgaged Property where such release, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect.
5.10 Insurance. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as (i) are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary operates and (ii) satisfy the requirements of Section 6.07 and the Security Instruments.
5.11 Taxes. The Company and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.
5.12 ERISA Compliance.
(a) Each Plan, and to the knowledge of the Company, each Multiemployer Plan and Multiple Employer Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Pension Plan which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code with respect to all plan document qualification requirements for which the applicable remedial amendment period has closed and that the trust related thereto has been determined to be exempt from federal income tax under Section 501(a) of the Code or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

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(b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or to the knowledge of the Company, any Multiemployer Plan or Multiple Employer Plan that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has engaged in any prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan, Multiemployer Plan or Multiple Employer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c) (i) No ERISA Event has occurred with respect to any Pension Plan, or to the knowledge of the Company, any Multiemployer Plan or Multiple Employer Plan, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances which would cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.
5.13 Subsidiaries; Equity Interests. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or its Subsidiaries in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens. The Company has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13. All of the outstanding Equity Interests in the Company have been validly issued and are fully paid and nonassessable.
5.14 Margin Regulations; Investment Company Act.
(a) The Company is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b) None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

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5.15 Disclosure. The Company has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
5.16 Compliance with Laws. Each of the Company and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.17 Intellectual Property; Licenses, Etc. The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.18 Books and Records. Each of the Company and each Subsidiary maintains proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied have been made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be.
5.19 [Reserved].
5.20 Collateral; Mortgaged Properties; Leases.
(a) The provisions of each of the Security Instruments are effective to create in favor of the Lender, a legal, valid and enforceable, perfected security interest (with the priority described therein) in all right, title and interest of each applicable Loan Party in the Collateral described therein, except as otherwise permitted hereunder.

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(b) No Contractual Obligation to which any Loan Party is a party or by which the property of any Loan Party is bound prohibits the filing or recordation of any of the Loan Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens on Collateral evidenced and created by any of the Loan Documents.
(c) As of the Closing Date, Schedule 5.20(c) lists all of the Mortgaged Properties and all Leases with respect to the Mortgaged Properties, and identifies the applicable Loan Party that owns the fee interest in such Mortgaged Property and the Loan Party that is the tenant under the Lease with respect to such Mortgaged Property.
(d) Each Mortgaged Property is assessed for real estate tax purposes as one or more wholly independent tax parcels, separate from any other real property, and no other real property is assessed and taxed together with any Mortgaged Property or any portion thereof.
(e) Each Mortgaged Property is served by public or private utilities (including water and sewer systems) required and adequate for the current or contemplated use thereof.
(f) Each Mortgaged Property complies in all material respects with the requirements and regulations of the ADA. At the Lender’s written request from time to time, the Company shall provide the Lender with written evidence of such compliance satisfactory to the Lender. Subject to the terms of the applicable Lease and any obligations of the applicable tenant thereunder, the Company shall be solely responsible for all such ADA costs of compliance and reporting.
(g) (i) All existing Leases are in full force and effect and are enforceable in accordance with their respective terms, (ii) no material breach or default by any party, or event which would constitute a material breach or default by any party after notice or the passage of time, or both, is continuing under any existing Lease (iii) none of the landlord’s interests under any of the Leases, including, but not limited to, rents, additional rents, charges, issues or profits, has been transferred or assigned, except pursuant to the Loan Documents, and (iv) no rent or other payment under any existing Lease has been paid by any tenant for more than one (1) month in advance (except a security deposit shall not be deemed rent collected in advance). True, correct and complete copies of all existing Leases (to the extent written, or a written summary of the material terms thereof, to the extent oral) have been delivered to the Lender (which delivery may be made by posting such Leases on the Platform).
(h) No Mortgaged Property is a Flood Hazard Property unless the Lender shall have received the following: (a) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Lender (i) as to the fact that such Mortgaged Property is a Flood Hazard Property, (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (iii) such other flood hazard determination forms, notices and confirmations thereof as requested by the Lender and (b) copies of insurance policies or certificates of insurance of the applicable Loan Party evidencing flood insurance reasonably satisfactory to the Lender

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and naming the Lender as loss payee. All flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full.
5.21 Solvency. Both before and after giving effect to the Loan and advances under the Loan, each Loan Party is Solvent. On the Closing Date, both before and after giving effect to the Loan hereunder, each Loan Party is Solvent.
5.22 Labor Matters. As of the date hereof, to the Company’s and its Subsidiaries’ knowledge, there are no material labor disputes to which the Company or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons’ plants and other facilities.
5.23 Acquisitions. As of the Closing Date and as of the date of each Permitted Acquisition, all material conditions precedent to, all consents from applicable Governmental Authorities, and all other material consents necessary to permit, such Permitted Acquisition will have been obtained, satisfied, or waived (except that (i) no conditions imposed by the Loan Documents are so waivable other than with the consent of the Lender and (ii) no other conditions shall be waived if such waiver would materially adversely affect the benefits to be obtained by the Company or the Lender from such Acquisition), as the case may be.
5.24 Real Estate Indebtedness. The amount of any Indebtedness of the Company and its Subsidiaries secured by Liens on the real property and improvements financed thereby is no greater than eighty-five percent (85%) of the value of such real property and improvements as set forth in an appraisal of such real property and improvements prepared by an independent member of the Appraisal Institute certified appraiser in connection with such Indebtedness (which appraisal shall be delivered to Lender upon its request).
5.25 [Reserved].
5.26 [Reserved].
5.27 OFAC. Neither the Company, nor any of its Subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Company and its Subsidiaries, any employee, agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) located, organized or resident in a Designated Jurisdiction, or (iii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority.
5.28 Anti-Corruption Laws. The Company and its Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and in all material respects with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

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5.29 [Reserved].
5.30 Taxpayer Identification Number. The Company’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.
5.31 Beneficial Ownership Certificate. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
ARTICLE VI
AFFIRMATIVE COVENANTS

So long as the Lender shall have the Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:
6.01 Financial Statements. Deliver to the Lender, in form and detail satisfactory to the Lender:
(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company (or if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):
(i) an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in comparative form the figures for the previous fiscal year, in reasonable detail and prepared in accordance with GAAP;
(ii) [Reserved];
(iii) the related audited consolidated statement of income or operations for such fiscal year setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
(iv) [Reserved];
(v) the related audited consolidated statements of stockholders’ equity and cash flows for such fiscal year setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP; such consolidated financial statements to be audited and accompanied by (x) a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Lender as to whether such financial statements are free of material misstatement, which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement; and (y) (A) management’s assessment of the effectiveness of the

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Company’s internal controls over financial reporting as of the end of such fiscal year of the Company as required in accordance with Item 308 of SEC Regulation S-K expressing a conclusion which contains no statement that there is a material weakness in such internal controls, except for such material weaknesses as to which the Lender does not object, and (B) an attestation report of such Registered Public Accounting Firm on management’s assessment of, and the opinion of the Registered Public Accounting Firm independently assessing the effectiveness of, the Company’s internal controls over financial reporting in accordance with Item 308 of SEC Regulation S-K, PCAOB Auditing Standard No. 2 and Section 404 of Sarbanes-Oxley and expressing a conclusion which contains no statement that there is a material weakness in such internal controls, except for such material weakness as to which the Lender does not object, and such consolidating statements to be certified by a Responsible Officer of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries;
(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or if earlier, five days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):
(i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, in reasonable detail and prepared in accordance with GAAP;
(ii) [Reserved];
(iii) the related unaudited consolidated statement of income or operations for such fiscal quarter (and the portion of the Company’s fiscal year then ended) setting forth in each case in comparative form the figures for the corresponding fiscal quarter (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
(iv) Reserved];
(v) the related unaudited consolidated statements of stockholders’ equity and cash flows for such fiscal quarter (and the portion of the Company’s fiscal year then ended) setting forth in comparative form the figures for the corresponding fiscal quarter (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
such consolidated and consolidating financial statements described in this Section 6.01(b) to be unaudited and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

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(c) if requested by the Lender, as soon as available, but in any event within thirty (30) days after the end of each calendar month (including December, but excluding the last month of the fiscal quarter periods described in Section 6.01(b)) of each fiscal year of the Company (or if earlier than such 30th day, five days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)):
(i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such calendar month, setting forth in comparative form the figures for the corresponding calendar month of the previous fiscal year, in reasonable detail and prepared in accordance with GAAP;
(ii) [Reserved];
(iii) the related unaudited consolidated statement of income or operations for such calendar month (and the portion of the Company’s fiscal year then ended) setting forth in each case in comparative form the figures for the corresponding calendar month (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
(iv) [Reserved];
(v) the related unaudited consolidated statements of stockholders’ equity and cash flows for such calendar month (and the portion of the Company’s fiscal year then ended) setting forth in comparative form the figures for the corresponding calendar month (and portion) of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP;
such consolidated and consolidating financial statements described in this Section 6.01(c) to be unaudited and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
(d) as requested by the Lender, financial statements for any Special Purpose Insurance Captives.
As to any information contained in materials furnished pursuant to Section 6.02(g), the Company shall not be separately required to furnish such information under clause (a), (b), (c) or (d) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a), (b), (c) and (d) above at the times specified therein.
6.02 Certificates; Other Information. Deliver to the Lender, in form and detail satisfactory to the Lender:
(a) Concurrently with:

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(i) the delivery of the financial statements referred to in Section 6.01(a) and (b) and (if such monthly financial statements are requested by the Lender) Section 6.01(c), (A) a duly completed Compliance Certificate signed by a Responsible Officer of the Company, including the calculation of the financial covenants set forth in Section 7.11(a), (b) and (c) and (B) a schedule (which such schedule may be included in the Compliance Certificate delivered with respect to such period) describing all actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority seeking damages or other remedies in excess of the Threshold Amount;
(ii) the delivery of the financial statements referred to in Section 6.01(c) (with respect to each January, February, April, May, July, August, October and November), if requested by the Lender, a duly completed Compliance Certificate signed by a Responsible Officer of the Company, but only including the calculation of the financial covenant set forth in Section 7.11(a);
(iii) the delivery of the financial statements referred to in Section 6.01(a), financial projections for the 12 months succeeding the date of such financial statements, such projections to be prepared by management of the Company, in form satisfactory to the Lender; and
(iv) any event described herein requiring Pro Forma Compliance, a duly completed Pro Forma Compliance Certificate (including the calculation of the financial covenants set forth in Section 7.11(a), (b) and (c)) signed by a Responsible Officer of the Company;
(b) to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to the Lender in relation to such Loan Party that would result in a change to the list of beneficial owners identified in such certification;
(c) [Reserved]
(d) in the event of any Acquisition, the certificates and information required by Section 7.12;
(e) [Reserved]
(f) [Reserved]
(g) promptly after any request by the Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Subsidiary, or any audit of any of them;

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(h) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Lender pursuant hereto;
(i) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;
(j) promptly after any request by the Lender, copies of any non-cancelable purchase and sale agreement referenced in the definition of “Consolidated Current Assets”;
(k) concurrently with the delivery to other lenders, copies of all certifications of compliance with financial covenants as required by such other lenders; and
(l) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a), (b) or (c) or Section 6.02(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which the Lender and the Lender have access (whether a commercial, third-party website or whether sponsored by the Lender); provided that: (i) the Company shall deliver paper copies of such documents to the Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Lender and (ii) the Company shall notify the Lender and (by telecopier or electronic mail) of the posting of any such documents and provide to the Lender by electronic mail electronic versions (i.e., soft copies) of such documents. The Lender shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and the Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
6.03 Notices. Promptly notify the Lender:
(a) of the occurrence of any Default;
(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any notice or correspondence

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from or on behalf of the applicable franchisor, distributor or manufacturer, the Company or any Subsidiary alleging that any such event has occurred with respect to any Franchise Agreement or Framework Agreement, (iii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority which such dispute, litigation, investigation, proceeding or suspension arising under this clause (iii) has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iv) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws, where the result of such event arising under this clause (iv) has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c) of the occurrence of any ERISA Event with respect to a Pension Plan, and subject to notification to the Company, with respect to a Multiemployer Plan or Multiple Employer Plan;
(d) of any material change in accounting policies or financial reporting practices by the Company or any Subsidiary;
(e) the Registered Public Accounting Firm’s determination or the Company’s determination at any time of the occurrence or existence of any Internal Control Event;
(f) [Reserved];
(g) [Reserved];
(h) [Reserved]; and
(i) of one or more of the following environmental matters: (i) any notice of any material claim under Environmental Laws relating to any Mortgaged Property; (ii) any condition or occurrence on or arising from any Mortgaged Property that (x) results in noncompliance in any material respect by the Company with any applicable Environmental Law or (y) could reasonably be expected to form the basis of a material claim under Environmental Laws against a Loan Party or any such Mortgaged Property; (iii) any condition or occurrence on any Mortgaged Property that could reasonably be expected to cause such Mortgaged Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Loan Parties under any Environmental Law; and (iv) any material removal or remedial actions to be taken in response to the actual or alleged presence or release of any Hazardous Material on any Mortgaged Property as required by any Environmental Law or any Governmental Authority.
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

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6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
6.05 Preservation of Existence, Etc.. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
6.06 Maintenance of Properties; Repairs. (a) Maintain, preserve and protect the Mortgaged Properties and all of its other material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
6.07 Maintenance of Insurance.
(a) (i) Maintain with financially sound and reputable insurance companies not Affiliates of the Company or any Subsidiary, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and otherwise as required by the Security Instruments; (ii) maintain general public liability insurance at all times with financially sound and reputable insurance companies not Affiliates of the Company or any Subsidiary, against liability on account of damage to persons and property; and (iii) maintain insurance to the extent required under all applicable workers’ compensation laws and against loss by reason of business interruption with such insurance policies to be in form reasonably satisfactory to the Lender. Each of the policies described in this Section 6.07 shall provide that the insurer shall give the Lender not less than thirty (30) days’ (or ten (10) days’ in the case of termination for non-payment) prior written notice before any material amendment to any such policy by endorsement or any lapse, termination or cancellation thereof, each such policy of liability insurance shall list the Lender as an additional insured, and each such policy of casualty insurance with respect to the Mortgaged Properties shall list the Lender as lenders loss payable and mortgagee in accordance with Schedule 6.07 and, in each case, in form and substance satisfactory to the Lender.
(b) Without limitation of the foregoing, the Loan Parties shall keep each of the Mortgaged Properties insured during the term of this Agreement, for the mutual benefit of the Loan Parties and the Lender, against fire and such other hazards that would be covered

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by an insurance policy issued on a Special Form Cause of Loss (“All Risk”) basis (“Casualty Policy”), in accordance with the insurance requirements set forth on Schedule 6.07.
(c) Any insurance proceeds paid in connection with damage to any Mortgaged Property will be paid to the Lender and applied in the following manner:
(i) first, to the costs and expenses, including attorney’s fees related to the insured loss; and
(ii) then, at the Lender’s sole, absolute discretion, to one ore more of the following:
A.  To restore or repair the Mortgaged Property adversely impacted by the insured loss;
B. To reduce the outstanding balance of the Loan or any Obligation;
C. If no Default has occurred or is imminent and the damage to the Mortgaged Property is not deemed a total loss by the Borrower’s insurance carrier, the Lender may provide the insurance proceeds to Borrower for restoration or repair of the Mortgaged Property adversely impacted by the insured loss.
(d) With respect to any check or instrument representing the insurance proceeds:
(i) If made payable jointly to Borrower and the Lender, then Borrower immediately will endorse it to the Lender and provide it to the Lender for handling in accordance with subparagraph 6.07(c); and
(ii) If made payable to Borrower only, Borrower immediately will endorse it to the Lender for handling in accordance with subparagraph 6.07(c) above.
(e) The Loan Parties shall (i) maintain fully paid flood hazard insurance on all Flood Hazard Properties constituting Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Lender, (ii) furnish to the Lender evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Lender prompt written notice of any redesignation of any Mortgaged Property into or out of a special flood hazard area.
6.08 Compliance with Laws and Contractual Obligations.
(a) Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees and all Contractual Obligations applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings

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diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
(b) Without limitation the generality of the foregoing, of any of the provisions hereof, the Loan Parties: (i) shall comply with, and maintain all Mortgaged Properties in compliance in all material respects with, any applicable Environmental Laws; (ii) shall obtain and maintain in full force and effect all material governmental approvals required for its operations at or on the Mortgaged Properties by any applicable Environmental Laws; (iii) shall cure as soon as reasonably practicable any material violation of applicable Environmental Laws with respect to the Mortgaged Properties; (iv) shall not, and shall not permit any other Person to, own or operate on any of the Mortgaged Properties, any landfill or dump or hazardous waste treatment, storage or disposal facility as defined pursuant to the RCRA, or any comparable state law; and (v) shall not use, generate, treat, store, release or dispose of Hazardous Materials at or on any Mortgaged Property except in the ordinary course of its business and in compliance in all material respects with all Environmental Laws.
6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be.
6.10 Inspection Rights; Environmental Reports.
(a) Permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists the Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice. After the occurrence and during the continuation of an Event of Default, the Lender may obtain, at the cost of the Company, a re-appraisal of any Mortgaged Property and the Loan Parties shall fully cooperate with the Lender and the appraiser in obtaining the necessary information to prepare such re-appraisal.
(b) At the written request of the Lender from time to time, provide to the Lender within seventy-five (75) days (or such longer period as the Lender permits in its sole discretion) after such request, at the expense of the Company, an environmental site assessment report for any Mortgaged Property at which the Lender reasonably believes that a material violation of Environmental Laws has occurred, prepared by an environmental consulting firm acceptable to the Lender, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such Mortgaged Property. Without limiting the generality of the foregoing, if the Lender determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Lender may

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retain an environmental consulting firm to prepare such report at the expense of the Company, and the Company hereby grants at the time of such request to the Lender, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenant, to enter onto their respective Mortgaged Properties to undertake such an assessment.
6.11 Condemnation. Borrower will give the Lender written notice of any proceeding regarding any temporary or permanent taking of any or all of the Mortgaged Property by exercise of the right of eminent domain, inverse condemnation, or similar injury or damage to, or decrease in value of, the Mortgaged Property, including severance and change in the grade of any streets (“Condemnation Proceeding”), and:

a. Borrower will promptly deliver to the Lender copies of all documents Borrower delivers or receives relating to the Condemnation Proceeding;

b. Borrower will file, defend, and/or prosecute its claim in the Condemnation Proceeding, including the interest of Trustee of any Security Instrument or the Lender, as applicable, with due diligence to final conclusion;

c. In its sole, absolute discretion, the Lender may participate in the Condemnation Proceeding and be represented by counsel of its choice, and Borrower will provide such documents and information to the Lender to permit full participation in the Condemnation Proceeding;

d. Any condemnation award or other proceeds from the Condemnation Proceeding ("Condemnation Award") will be paid to the Lender and applied in the following order:

i. First to the Lender’s costs and expenses incurred in connection with the Condemnation Proceeding, including without limitation, attorney fees; and

ii. Then at the Lender’s sole, absolute discretion:

A. To reduce the outstanding balance of the Loan or any other Obligation;

B. To restore or repair the Mortgaged Property and/or Collateral adversely impacted by the Condemnation Proceeding; or

C. If no Default has occurred or is imminent, the Lender will deliver the Condemnation Award to Borrower for restoration or repair of the Mortgaged Property or improvements adversely impacted by the Condemnation Proceeding; and

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e. With respect to any check or instrument representing the condemnation proceeds:
i. If made payable jointly to Borrower and the Lender, then Borrower immediately will endorse it to the Lender and provide it to the Lender for handling in accordance with subparagraph 6.11(d) above; and

ii. If made payable to Borrower only, the Borrower immediately will endorse it to the Lender and provide to the Lender for handling in accordance with subparagraph 6.11(d).
6.12 [Reserved].
6.13 [Reserved].
6.14 Additional Subsidiaries. Cause each Subsidiary of the Company that owns any fee interest in a Mortgaged Property, or leases or operates a vehicle dealership at any Mortgaged Property, to be a Subsidiary Guarantor, and cause any such Subsidiary that is not a Subsidiary Guarantor, to promptly deliver to the Lender:
(i) a Joinder Agreement duly executed by such Subsidiary with all schedules and information thereto appropriately completed;
(ii) unless the Lender expressly waives such requirement in accordance with Section 10.01, an opinion or opinions of counsel to such Subsidiary dated as of the date of delivery of such Joinder Agreements (and other Loan Documents) provided for in this Section 6.14 and addressed to the Lender, in form and substance acceptable to the Lender;
(iii) the documents described in Sections 4.01(a)(iii), (iv), (vii), (xi) and (xiii) with respect to such Subsidiary; and
(iv) evidence satisfactory to the Lender that all taxes, filing fees, recording fees and other related transaction costs have been paid; provided that the Lender shall not enter into or accept any joinder of a Subsidiary pursuant to this Section 6.14 until the Lender shall have completed its applicable diligence under “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and the Beneficial Ownership Regulation.
6.15 Further Assurances. Execute, acknowledge, deliver, and record or file such further instruments, including, without limitation, further security agreements, financing statements, and continuation statements, and do such further acts as may be reasonably necessary, desirable, or proper to carry out more effectively the purposes of this Agreement, to protect the Liens granted in this Agreement or the Loan Documents to which any Loan Party is a party and against the rights or interests of third Persons, including without limitation, if requested by the Lender in its reasonable judgment or pursuant to its regulatory practice, flood hazard certifications and, if any applicable real

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property or contents are in a Flood Hazard Property, Flood Requirements, and the Company will pay all reasonable costs connected with any of the foregoing.
6.16 [Reserved].
6.17 Notices regarding Indebtedness. At the time the Company or any Loan Party enters into any Subordinated Indebtedness or Additional Unsecured Indebtedness, the Company shall deliver to the Lender a certificate, in form and substance acceptable to the Lender, attaching copies of all material documentation relating to such Subordinated Indebtedness or Additional Unsecured Indebtedness, stating the amount of such Indebtedness and certifying that (i) such Indebtedness complies with the requirements of Sections 7.15 and 7.09 and the definition of “Subordinated Indebtedness” or “Additional Unsecured Indebtedness”, as applicable, and (ii) no Event of Default shall have occurred and be continuing or would occur as a result thereof.
6.18 [Reserved].
6.19 [Reserved].
6.20 Anti-Corruption Laws. Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and other similar corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.
6.21 Leases. The Loan Parties shall comply in all material respects with each Lease. The Loan Parties shall not amend or change, or allow to be amended or changed any Lease to reduce rent thereunder or in any other manner materially adverse to the rights of the Lender without the written consent of the Lender; provided that, at all times, each tenant under each Lease shall be a Loan Party. No Loan Party shall enter into any new Lease, or terminate or accept the termination of any Lease, without in each case obtaining the prior written consent of the Lender.
ARTICLE VII
NEGATIVE COVENANTS

So long as the Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Company shall not, nor shall it permit any Subsidiary to, directly or indirectly:
7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of the Collateral, other than the following:
(a) Liens pursuant to any Loan Document;
(b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

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(c) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; and
(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person.
7.02 Investments. Make any Investments, except:
(a) Investments held by the Company or such Subsidiary in the form of cash equivalents or short-term marketable securities;
(b) advances to officers, directors and employees of the Company and Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
(c) Investments of the Company in any Subsidiary Guarantor and Investments of any Subsidiary Guarantor in the Company or in another Subsidiary Guarantor;
(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(e) Guarantees permitted by Section 7.03;
(f) Acquisitions permitted by Section 7.12;
(g) [Reserved];
(h) Buyer Notes obtained by the Company or a Subsidiary in connection with a Disposition permitted by Section 7.05(h), provided, however, that the aggregate amount of all such Investments at any one time shall not exceed $10,000,000;
(i) Investments made in connection with the Company’s supplemental executive retirement plan, as the same may be amended, so long as such Investments do not exceed $5,000,000 in any given calendar year;
(j) Investments in Special Purpose Insurance Captives, such Investments not to exceed $25,000,000 in the aggregate over the term of the Obligations hereunder; and
(k) other Investments not exceeding $10,000,000 in the aggregate in any fiscal year of the Company.

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7.03 Intentionally Omitted.
7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(a) any Subsidiary may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Subsidiary Guarantor is merging with another Subsidiary, the Subsidiary Guarantor shall be the continuing or surviving Person;
(b) subject to Section 6.14, any Subsidiary may merge into or consolidate with another Person in order to consummate an Acquisition permitted by Section 7.12; provided that (i) if the Company is a party to any such merger or consolidation, the Company is the survivor thereof, and (ii) except as described in clause (i) above, if a Subsidiary Guarantor is a party to any such merger or consolidation, a Subsidiary Guarantor is the survivor thereof;
(c) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary;
(d) any Subsidiary may Dispose of all or substantially all of its assets to or in favor of any Person in one transaction or in a series of transactions, provided that such Disposition or Dispositions satisfy the requirements of Section 7.05(h); and
(e) any Subsidiary which has Disposed of all or substantially all of its assets in accordance with the terms of this Agreement may be dissolved or have its entity status terminated; provided, however, that the Loan Parties shall not make any Disposition in respect of any Collateral.
7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(b) Dispositions of inventory in the ordinary course of business;
(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d) Dispositions of property by any Subsidiary to the Company or to a Subsidiary of the Company that is a “Subsidiary Guarantor” under (and as defined in) the Revolving Credit Agreement and the Floorplan Credit Agreement;
(e) Dispositions permitted by Section 7.04;

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(f) Dispositions by the Company and its Subsidiaries of property pursuant to sale-leaseback transactions, provided that the book value of all property so Disposed of shall not exceed $50,000,000 in any fiscal year;
(g) Dispositions of retail installment sales contracts and related intangible property arising from the sale or lease of vehicles, assets, or services in the ordinary course of business;
(h) Dispositions by the Company and its Subsidiaries not otherwise permitted under this Section 7.05; provided that at the time of such Disposition, no Default shall exist or would result from such Disposition; provided, however, that, other than Dispositions of obsolete or worn out fixtures (which may be considered to be part of a Mortgaged Property) in the ordinary course of business, the Loan Parties shall not make any Disposition in respect of any Collateral except for any Disposition permitted above with respect to a Release Property, subject to the satisfaction of the conditions applicable to the Property Substitution or Prepayment Release with respect to such Release Property in accordance with Section 2.19; and
(i) Dispositions of Mortgaged Properties by the Company and its Subsidiaries which satisfy the conditions of Section 2.19 herein with respect to a Property Substitution or a Prepayment Release, as applicable.
7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
(a) each Subsidiary may make Restricted Payments to the Company and any Subsidiaries of the Company that are “Subsidiary Guarantors” under (and as defined in) the Revolving Credit Agreement and the Floorplan Credit Agreement;
(b) the Company may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
(c) any Loan Party may make “net share settlements” of vested restricted stock for tax withholding;
(d) [Reserved];
(e) [Reserved];
(f) the Company may declare and make cash dividends in an aggregate amount per fiscal quarter of up to $0.10 per share for each share of the Company’s Qualified Capital Stock outstanding as of the quarterly record date for dividends payable in respect of such fiscal quarter (as such amount shall be adjusted for changes in the capitalization of the Company upon recapitalizations, reclassifications, stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions), provided, however, in the event a Change of Control occurs (and without waiving any Default arising from such Change of

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Control, or any condition to the payment of cash dividends relating to such Default), the aggregate amounts (if any) permitted to be paid in cash dividends per fiscal quarter shall not exceed the aggregate amounts of such cash dividends paid in the same fiscal quarter most recently occurring prior to such Change of Control; provided further that for the purposes of this exception, shares of Qualified Capital Stock issued for less than fair market value (other than shares issued pursuant to options or otherwise in accordance with the Company’s stock option, employee stock purchase or other equity compensation plans) shall not be deemed outstanding; and
(g) the Company may make additional Restricted Payments (including cash dividends not otherwise permitted by clause (f)), provided that the sum of (i) aggregate amount of such Restricted Payments which are permitted solely by virtue of this Section 7.06(g) and which are declared or made on or after the date of this Agreement plus (ii) the aggregate amount of Subordinated Indebtedness Prepayments and Additional Unsecured Indebtedness Prepayments that are made on or after the date of this Agreement, plus (iii) the aggregate amount of Investments (excluding (A) the Loan and advances to the extent these have been repaid and (B) items described in clause (c) of the definition of “Investment”, provided that such items are related to the sale, service, or storage of vehicles or other related services and products) that are made on or after the date of this Agreement, does not exceed the Builder Basket Amount.
7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries on the date hereof or any business substantially related or incidental thereto. In addition, each Special Purpose Insurance Captive is prohibited from engaging in any business other than the provision of business insurance to the Company and its Subsidiaries.
7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate (including with respect to any Special Purpose Insurance Captive and any premiums paid thereto); provided that the foregoing restriction shall not apply to transactions between or among the Company and any Subsidiary Guarantor or between and among any Subsidiary Guarantors.
7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Company or any Loan Party or to otherwise transfer property to the Company or any Loan Party, (ii) of any Subsidiary to Guarantee the Indebtedness of the Company, or (iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that (x) clauses (i), (ii) and (iii) above shall not prohibit any such restriction on Restricted Payments, Guarantees or liens incurred or provided in favor of any Floorplan Secured Party under the Floorplan Loan Documents or any Revolving Secured Party under the Revolving Loan Documents, and (y) clause (iii) above shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e), (g) or (n) solely to the extent any such negative pledge relates to the property

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financed by or securing such Indebtedness, or (z) manufacturer limitations on dividends set forth in Franchise Agreements or Framework Agreements which limitations relate to minimum capitalization requirements for dealerships; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
7.10 Use of Proceeds. Use the proceeds of any Advance, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.11 Financial Covenants.
(a) Consolidated Liquidity Ratio. Permit the Consolidated Liquidity Ratio as of the end of any fiscal quarter (or at the request of the Lender, as of the end of any calendar month) to be less than 1.05 to 1.00.
(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio at any time to be less than 1.20 to 1.00.
(c) Consolidated Total Lease Adjusted Leverage Ratio. Permit the Consolidated Total Lease Adjusted Leverage Ratio at any time to be greater than 5.75 to 1.00.
7.12 Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for a transaction which would, if consummated, constitute an Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, (each, an “Acquisition Arrangement”) unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the material line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Company and its Subsidiaries, or substantially related or incidental thereto, (ii) no Default or Revolving Credit Facility Default or Floorplan Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and, (iii) if the aggregate Cost of Acquisition of all Acquisitions (including such Acquisition) occurring in any fiscal year (together with any other Related Acquisition or Related Proposed Acquisition with respect to such Acquisition, whether or not occurring or expected to occur in the same fiscal year) is in excess of $65,000,000, (x) no Default would exist immediately after giving effect to such Acquisitions, (y) the Company shall have furnished to the Lender pro forma historical financial statements as of the end of the most recently completed fiscal year of the Company and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and all other Acquisitions consummated since such fiscal year end, and (z) the Company and its Subsidiaries shall be in Pro Forma Compliance after giving effect to such Acquisition, as evidenced by a Pro Forma Compliance Certificate delivered simultaneously with such pro forma historical financial statements, (iv) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Company or a wholly-

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owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Company or a wholly-owned Subsidiary), and (v) after the consummation of such Acquisition, the Company or any applicable Subsidiary shall have complied with the provisions of Section 6.14; provided that, clause (iii) of this Section 7.12 shall not apply to any agreement, contract, binding commitment or other arrangement providing for a transaction which would, if consummated, constitute an Acquisition of a Person with respect to which real property constitutes all or substantially all of the such Person’s assets.
7.13 Sale or Encumbrance of Mortgaged Property. Direct or indirect sale, mortgage, pledge, assignment, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any Mortgaged Property or any interest therein which such property remains a Mortgaged Property.
7.14 Amendments of Certain Indebtedness. Amend, modify or change in any manner any term or condition of any of the Subordinated Indebtedness or any Additional Unsecured Indebtedness permitted by Section 7.03(i) or (l) or refinance or replace any such Indebtedness so that the terms and conditions thereof are less favorable to the Lender than the terms and conditions of the relevant Indebtedness as of the later of the Closing Date or the date of incurrence thereof.
7.15 Prepayments, etc, of Certain Indebtedness. Make any Subordinated Indebtedness Prepayment or Additional Unsecured Indebtedness Prepayment, except that the Company may make such Subordinated Indebtedness Prepayment or Additional Unsecured Indebtedness Prepayment, provided that (a) no Default shall have occurred and be continuing at the time of any such Subordinated Indebtedness Prepayment or Additional Unsecured Indebtedness Prepayment or would result therefrom, and (b) the sum of (i) aggregate amount of such Subordinated Indebtedness Prepayments and Additional Unsecured Indebtedness Prepayments made on or after the date of this Agreement plus (ii) the aggregate amount of Restricted Payments permitted by Section 7.06(g) that are declared or made on or after the date of this Agreement, plus (iii) the aggregate amount of Investments (excluding (A) the Loan and advances to the extent these have been repaid and (B) items described in clause (c) of the definition of “Investment”, provided that such items are related to the sale, service, or storage of vehicles or other related services and products) that are made on or after the date hereof, does not exceed the Builder Basket Amount.
7.16 [Reserved].
7.17 [Reserved].
7.18 [Reserved].
7.19 [Reserved].
7.20 [Reserved].

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7.21 [Reserved].
7.22 Sanctions. Directly or indirectly, use the proceeds of any Advance, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender or otherwise) of Sanctions.
7.23 [Reserved].
7.24 Anti-Corruption Laws. Directly or indirectly use the proceeds of any Advance for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and other similar anti-corruption legislation in other jurisdictions.
7.25 Post-Closing Deliveries. Fail to satisfy any of the requirements set forth on Schedule 7.25 within the time period specified therein.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default (each an “Event of Default”):
(a) Non-Payment. The Company or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five (5) days after the same becomes due, any interest on any Loan or any fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02(a), (b), (c) or (d), 6.03, 6.05, 6.07 (with respect to the maintenance of casualty insurance with respect to any Mortgaged Property); 6.10 or 6.11 or Article VII; or
(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the giving of written notice to such Loan Party specifying the alleged default; or
(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

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(e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder) having a principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), either individually or in the aggregate for all Indebtedness for which a payment default then exists, of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs (each, an “Other Event”), the effect of which default or Other Event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness in excess of the Threshold Amount (either individually or in the aggregate for all Indebtedness for which a covenant default then exists) to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that, the mere fact that any Indebtedness is a “demand obligation” and payment thereof may be demanded at any time (whether or not any Person has defaulted thereunder) shall not, by itself, constitute an “Other Event,” but the demand for payment thereof shall constitute an “Other Event”; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than the Threshold Amount; or
(f) Insolvency Proceedings, Etc. The Company, any Loan Party or any of their respective Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g) Inability to Pay Debts; Attachment. (i) The Company or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

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(h) Judgments. There is entered against the Company or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (in each case, to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan, Multiemployer Plan or Multiple Employer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan, Multiple Employer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $25,000,000; or
(j) Invalidity of Loan Documents. (i) Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; (ii) any Security Instrument shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected security interest with the priority provided therefor in such Security Instrument subject only to those Liens permitted by Section 7.01; or (iii) any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligations under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
(k) Change of Control. There occurs any Change of Control; or
(l) Franchise Agreements. (i) Any Franchise Agreement to which a Subsidiary Guarantor is a party is terminated or suspended or expires and a replacement for such Franchise Agreement is not entered into within 30 days of such termination, suspension or expiration, (ii) there occurs a default by any Person in the performance or observance of any term of any Franchise Agreement to which a Subsidiary Guarantor is a party which is not cured within any applicable cure period therein, or (iii) there occurs any change in any Franchise Agreement to which a Subsidiary Guarantor is a party, except in each case referred to in clauses (i), (ii) and (iii) to the extent such termination, suspension, expiration, default or change (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect; provided that, in the event a Franchise Agreement to which a Subsidiary Guarantor is a party expires in accordance with its terms, if and for so long as the respective Subsidiary Guarantor and manufacturer or distributor are negotiating in good faith to renew such Franchise Agreement, and the respective manufacturer or distributor has not taken (and is not reasonably expected to take) any action to terminate

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such Franchise Agreement, such expiration shall not by itself be considered an Event of Default under this Section 8.01(l); or
(m) [Reserved];
(n) [Reserved];
(o) Uninsured Casualty. An uninsured casualty with respect to the Mortgaged Properties in excess of the Threshold Amount;
(p) Material Adverse Change. The occurrence of a material adverse change in the business, condition (financial or otherwise), operations or properties of the Company (on a consolidated basis), which is reasonably likely to impair the ability of the Company to perform its obligations under this Agreement.
8.02 Remedies Upon an Event of Default. If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions:
(i) declare the commitment of the Lender to make Advances to be terminated, whereupon such commitments and obligation shall be terminated;
(ii) declare the unpaid principal amount of the Loan, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;
(iii) [Reserved]; and
(iv) exercise on behalf of itself all rights and remedies available to it under the Loan Documents; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of the Lender to make the Advances shall automatically terminate, the unpaid principal amount of the Loan and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Lender.
8.03 Application of Funds. After the exercise of remedies provided for in this Article VIII (or after the Loan has automatically become immediately due and payable), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.16, be applied by the Lender in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Lender and amounts payable under Article III) payable to the Lender in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lender (including fees, charges and

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disbursements of counsel to the Lender (including fees and time charges for attorneys who may be employees of the Lender) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Third payable to them;
Third, to payment of that portion of the Obligations constituting interest on the Loan and other Obligations;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loan;
Fifth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Lender on such date, ratably based on the respective aggregate amounts of all such Obligations owing to the Lender on such date; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.
ARTICLE IX
ACKNOWLEDGEMENTS AND WAIVERS

9.01. Acknowledgements and Waivers. Company hereby irrevocably and unconditionally agrees that nothing contained herein, in the Subsidiary Guaranty or in any document or agreement in which a Subsidiary Guarantor pledges collateral to the Lender to secure the Subsidiary Guaranty or in any other Loan Document shall prevent Lender from suing on the Note or from exercising any rights available under any of the Loan Documents and that the exercise of any of such rights against a Subsidiary Guarantor or collateral pledged thereby shall not constitute a legal or equitable discharge of Borrower. Without limiting the generality of the foregoing, Company hereby expressly waives any and all rights, benefits and defenses that it may have under law or at equity, including those referred to under California Civil Code (“CC”), Sections 2787-2855, inclusive, 2899, 2953 and 3433, including the right to require Lender to (a) proceed against a Subsidiary Guarantor, (b) proceed against or exhaust any security or collateral Lender may hold in connection with the Subsidiary Guaranty, or (c) pursue any other right or remedy for the benefit of Company. Company further expressly waives any and all benefits and defenses under (i) California Code of Civil Procedure (“CCP”) Section 580a which would otherwise limit Company’s liability after a non-judicial foreclosure sale of any of the Collateral to the difference between the obligations guaranteed by the Subsidiary Guarantors and the value of the property or interest sold at such non-judicial foreclosure sale as determined by a fair value hearing or otherwise, (ii) CCP Sections 580b and 580d, which would otherwise limit Lender’s right to recover a deficiency judgment with respect to purchase money obligations and after a non-judicial foreclosure sale, respectively, and (iii) CCP Section 726 which, among other things, would otherwise require Lender to exhaust all of its security before a personal judgment may be obtained or a deficiency judgment may be pursued and would limit Company’s liability after a judicial foreclosure sale to the difference between the obligations guaranteed in the Subsidiary Guaranty and the fair value of the property or interest sold at such judicial foreclosure sale. Further, notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure,

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or by an acceptance of a deed in lieu of foreclosure, and notwithstanding enforcement of the liability of any Subsidiary Guarantor or other action taken by Lender in connection therewith, Company shall remain bound under this Agreement and the Note and fully liable for the Loan and Company hereby irrevocably and unconditionally waives any right to claim to the contrary.
Company acknowledges that it has been made aware of the provisions of CC Section 2856, has read and understands the provisions of that statute, has been advised by its counsel as to the scope, purpose and effect of that statute, and based thereon, without limiting any other waivers herein, Company hereby gives the following waivers with respect to, and as described in, CC Sections 2856(c) and (d) which provide as follows:
(c) . . . “Guarantor waives all rights and defenses that the guarantor may have because the debtor’s debt is secured by real property. This means among other things:
(1) The creditor may collect from the guarantor without first foreclosing on any real or personal property pledged by the debtor;
(2) If the creditor forecloses on any real property collateral pledged by the debtor:
(A) The amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.
(B) The creditor may collect from the guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right the guarantor may have to collect from the debtor.
This is an unconditional and irrevocable waiver of any rights and defenses the guarantor may have because the debtor’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based on Sections 580a, 580b, 580d or 726 of the Code of Civil Procedure.”
(d) . . . “Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed the guarantor’s rights of subrogation and reimbursement against the principal by operation of Section 580d of the Code of Civil Procedure or otherwise.”
Company waives all rights to interpose any setoffs or counterclaims of any nature in any action or proceeding instituted by Lender with respect to this Agreement, the collateral therefor, or any matter arising therefrom or relating thereto and the posting of any bond which may otherwise be required, and waives any and all benefits of cross-demands pursuant to Section 431.70 of the California Code of Civil Procedure.

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Company waives, to the fullest extent permitted by law, presentment, notice of dishonor, protest, notice of protest, notice of intent to accelerate, notice of acceleration, and all other notices or demands of any kind (including notice of the acceptance by Lender of this Agreement, notice of the existence, creation, non-payment, or non-performance of any or all Obligations), excepting only notices specifically provided for in this Agreement.
Company waives any and all present and future rights (a) to participate in the rights and remedies of Lender against Guarantor, the Collateral or any other Person or any of their respective assets, (b) to require marshaling of assets or to require realization on the Collateral or any portion thereof, or in any particular order, priority or timing and (c) any right to designate the portion of the Obligations that are to be satisfied as a result of a partial payment thereof, whether by Company pursuant to this Agreement or otherwise by Guarantor or any other party, including any right to do so under CC Section 2822.
ARTICLE X
MISCELLANEOUS
10.01 Amendments, Etc.. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Lender and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Lender (such acknowledgement not to be unreasonably withheld or delayed), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
10.02 Notices; Effectiveness; Electronic Communication.
(a) Notices; Effectiveness; Electronic Communications. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i) if to the Company, any other Loan Party, the Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii) if to Lender, to the address, facsimile number, electronic mail address or telephone number specified herein (including, as appropriate, notices delivered solely to the Person designated by the Lender then in effect for the delivery of notices that may contain material non-public information relating to the Company).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other

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communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b) Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Lender.
Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c) [Reserved];
(d) Change of Address, Etc. Each of the Company and the Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.
(e) Reliance by Lender. The Lender shall be entitled to rely and act upon any notices (including telephonic notices), purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereto hereby consents to such recording.
10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by the Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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10.04 Expenses; Indemnity; Damage Waiver.
(a) Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender and each of its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and shall pay all fees and time charges for attorneys who may be employees of the Lender, in connection with the enforcement or protection of its rights, including any audit fees incurred when conducting any audit of any Loan Party or any Collateral during the continuance of any Event of Default (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loan made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan. The Company shall also pay for (or reimburse the Lender for any costs of) any real estate appraisals, limited updated appraisals, and environmental reports, and any review of such appraisals, limited updated appraisals, and environmental reports by the Lender’s internal or external consultants relating to the Mortgaged Properties, in each case to the extent any such appraisal, limited updated appraisal, or environmental report is required to be delivered to (or received by) the Lender pursuant to the terms of the Agreement, or is otherwise delivered or requested by the Company or any Subsidiary.
(b) Indemnification by the Company. The Company shall indemnify the Lender, and each Related Party of Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Company or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Lender (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are

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determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c) [Reserved]
(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Company shall not assert, and the Company hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages are found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct.
(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f) Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the termination of the obligation of Lender to make Advances and the repayment, satisfaction or discharge of all the other Obligations.
10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
10.06 Successors and Assigns.
(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors

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and assigns permitted hereby, except that neither the Company nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender and Lender may not assign or otherwise transfer any of its rights or obligations hereunder except by way of participation in accordance with the provisions of Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) [Reserved].
(c) [Reserved].
(d) Participations. The Lender may at any time, without the consent of, or notice to, the Company, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loan owing to it); provided that (i) the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Lender shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. For the avoidance of doubt, the Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.04 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.05 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Lender agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of

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Section 3.05 with respect to any Participant. Each Participant agrees to be subject to Section 2.13 as though it were the Lender. Lender shall, acting solely for this purpose as non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and .stated interest) of each Participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that the Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(e) [Reserved].
(f) Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under the Note) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.
(g) Electronic Execution of Assignments and Certain Other Documents. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Lender is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.
(h) [Reserved].
10.07 Treatment of Certain Information; Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any

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regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Company and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers of other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender or its Affiliates on a nonconfidential basis from a source other than the Company. In addition, the Lender may disclose the existence of this Agreement and information contained in this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Lender in connection with the administration of this Agreement, the other Loan Documents and the Commitment.
For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
The Lender acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08 [Reserved].
10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loan or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the

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Lender exceeds the Maximum Rate, the Lender may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10 Counterparts; Integration; Effectiveness. This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement and the other Loan Documents shall become effective when they shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document.
10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Advance, and shall continue in full force and effect as long as the Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to the Lender shall be limited by Debtor Relief Laws, as determined in good faith by the Lender, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13 [Reserved].
10.14 Governing Law; Jurisdiction; Etc.
(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON,

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ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b) SUBMISSION TO JURISDICTION. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES FOR THE WESTERN DISTRICT, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c) WAIVER OF VENUE. THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

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10.15 Waiver of Jury Trial; Binding Arbitration.

(a) Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(b) Binding Arbitration.
(i) Agreement to Arbitrate. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document (“Disputes”), between or among parties hereto and to the other Loan Documents shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. The parties hereto do not waive any applicable Federal or state substantive Law (including the protections afforded to banks under 12 U.S.C. Section 91 or any similar applicable state Law) except as provided herein. A judgment upon the award may be entered in any court having jurisdiction.
(ii) General Rules of Arbitration. Any arbitration proceeding will (A) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents between the parties, (B) be conducted by the American Arbitration Association (the “AAA”), or such other administrator as the parties shall mutually agree upon, in accordance with the commercial dispute resolution procedures of the AAA, unless the claim or counterclaim is at least $1,000,000 exclusive of claimed interest, arbitration fees and costs, in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the “Arbitration Rules”) and (C) proceed in a location in New York, New York selected

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by the AAA. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitations shall apply to any Dispute. If there is any inconsistency between the terms hereof and the Arbitration Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Notwithstanding anything in the foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one hundred twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days.
(iii) Arbitrators. Any arbitration proceeding in which the amount in controversy is $5,000,000 or less will be decided by a single arbitrator selected according to the Arbitration Rules, and who shall not render an award of greater than $5,000,000. Any dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the jurisdiction of the state where the hearing will be conducted or a neutral retired judge of the jurisdiction, state or federal, of the state where the hearing will be conducted, in either case with a minimum of ten years’ experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. In any arbitration proceeding, the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions that are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive Law of the State of New York and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure or other applicable Law.
(iv) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (A) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale, (B) all rights of self-help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (C) obtaining

87

provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (D) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.
10.16 USA PATRIOT Act Notice. The Lender that is subject to the Act (as hereinafter defined) and the Lender hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Lender to identify the Company in accordance with the Act. The Company shall, promptly following a request by the Lender, provide all documentation and other information that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.17 MIRE Events. Any increase, extension or renewal of the credit facility evidenced by this Agreement shall be subject to flood insurance due diligence and flood insurance compliance reasonably satisfactory to the Lender.
10.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Lender are arm’s-length commercial transactions between the Company and its Affiliates, on the one hand, and the Lender, on the other hand, (B) the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company or any of its Affiliates, or any other Person and (B) the Lender has no obligation to the Company or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its Affiliates, and the Lender has no obligation to disclose any of such interests to the Company or its Affiliates. To the fullest extent permitted by law, the Company hereby waives and releases any claims that it may have against the Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.19 [Reserved].
10.20 Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation amendments or other modifications, waivers and consents) shall be

88

deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Lender is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Lender pursuant to procedures approved by it.
10.21 [Reserved].
10.22 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGES FOLLOW.]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.
COMPANY:
SONIC AUTOMOTIVE, INC.
By: /s/ Heath R. Byrd
Name:  Heath R. Byrd
Title:  Executive Vice President and
         Chief Financial Officer

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LENDER:
ALLY BANK
By: /s/ Matt Mayes
Name: Matt Mayes
Title: Authorized Representative

91

Schedule 1.01C
Certain ERISA Information
Five dealership subsidiaries of Sonic Automotive, Inc. located in Northern California are currently contributing employers to the Automotive Industries Pension Trust Fund (EIN # 94-1133245), Plan No. 001 (the “Plan”) (and one closed dealership subsidiary previously also was a contributing employer), making fixed-dollar contributions to the Plan pursuant to collective bargaining agreements with the International Association of Machinists. The Plan is a “Multiemployer Plan” (as defined in the Agreement) with numerous participating contributing employers primarily located in the State of California. The federal Pension Protection Act of 2006 (the “Act”) requires multiemployer defined benefit pension plans to engage an actuary to annually evaluate the particular pension plan’s funding status, and to determine the extent to which the particular plan is projected to meet its obligations. A determination by the actuary that the particular plan is in “critical status” pursuant to the Act triggers requirements for the particular plan to adopt a rehabilitation plan designed to improve the plan’s financial condition over time and improve the plan’s ability to meet pension obligations in the future. In 2008, the Board of Trustees of the Plan formally notified participating employers, among others, that the Plan’s actuary certified the Plan to be in critical status pursuant to the Act. The Board of Trustees of the Plan also adopted a Rehabilitation Plan to address such status pursuant to the requirements of the Act, including suspension or elimination of certain benefits that were previously available under the Plan and requirements to increase participating employer contributions for a seven-year period that began with the 2013 plan year. The Form 5500 recently filed for the Plan for the 2018 plan year included an actuarial certification indicating that, as of January 1, 2019, the Plan is in critical and declining status, and providing notice that the Plan is making the scheduled progress in meeting the requirements of the Plan’s current Rehabilitation Plan, based on the annual standards of the Rehabilitation Plan.

Schedule 1.01C

Schedule 4.01
Good Standing Jurisdictions and Foreign Qualifications
See Schedule 5.13

Schedule 4.01

Schedule 5.05
Material Indebtedness and Other Liabilities
None

Schedule 5.05

Schedule 5.06
Litigation
GEORGIA
Roberts v. Dyer & Dyer Volvo and Sans Arthur
The dealership’s driver was pulling a trailer on April 30, 2017 when he swerved to the right and the trailer struck a pedestrian (diesel mechanic) who was standing on or near a disabled tractor-trailer on I-85 South in Jackson County Georgia. The accident occurred at approximately 2:03 pm in clear weather. Mr. Roberts suffered multiple injuries including amputations of both legs below the knees. Plaintiff filed his lawsuit against the dealership, the driver and Sonic Automotive on September 18, 2017. Discovery is ongoing. A trial date has been set for March 2, 2020. This matter is listed on this Schedule 5.06 solely due to the fact that the plaintiff is seeking damages in excess of the Threshold Amount and not as an exception to any other representation made in Section 5.06 of the Credit Agreement.

Schedule 5.06

Schedule 5.13
Subsidiaries; Equity Interests
PART “A”

ENTITY	ASSUMED NAME	Domestic	Foreign	SHAREHOLDER(s)
AnTrev, LLC		NC		Member: SRE Holding, LLC, 100%
Arngar, Inc.	Cadillac of South Charlotte	NC		Sonic Automotive, Inc., 1,333
Autobahn, Inc.	Autobahn Motors	CA		L Dealership Group, Inc., 400,000
Avalon Ford, Inc.		DE	CA	Sonic Automotive, Inc., 4,164
Cornerstone Acceptance Corporation		FL	NC OH TN TX	Sonic Automotive, Inc., 100
AM GA, LLC		GA		EchoPark Automotive, Inc. 100%
AM Realty GA, LLC		GA		EchoPark Automotive, Inc. 100%
Car Cash of North Carolina, Inc.		NC		Sonic Automotive, Inc., 100
EchoPark Automotive, Inc.	EchoPark	DE	CO FL NC TX CA	Sonic Automotive, Inc., 100
EchoPark AZ, LLC		AZ		EchoPark Automotive, Inc., 100%
EchoPark CA, LLC	EchoPark	CA		EchoPark Automotive, Inc., 100%
EchoPark Driver Education, LLC		CO		EchoPark Automotive, Inc., 100%
EchoPark FL, LLC		FL		EchoPark Automotive, Inc. 100%
EchoPark NC, LLC	EchoPark	NC		Member: EchoPark Automotive, Inc., 100%
EchoPark Realty CA, LLC		CA		EchoPark Automotive, Inc., 100%
EchoPark Realty TX, LLC		TX		EchoPark Automotive, Inc., 100%
EchoPark SC, LLC		SC		Member: EchoPark Automotive, Inc., 100%

Schedule 5.13-1

ENTITY	ASSUMED NAME	Domestic	Foreign	SHAREHOLDER(s)
EchoPark TX, LLC	EchoPark	TX		EchoPark Automotive, Inc., 100%
EP Realty AZ, LLC		AZ		EchoPark Automotive, Inc., 100%
EP Realty NC, LLC		NC		Member: EchoPark Automotive, Inc., 100%
EP Realty SC, LLC		SC		Member: EchoPark Automotive, Inc., 100%
SAI DS Realty TX, LLC		TX		SAI DS, LLC 100%
SAI DS, LLC	EchoPark	TX	VA FL NC	Sonic Automotive, Inc., 100%
TT Denver, LLC	EchoPark	CO		Member: EchoPark Automotive, Inc., 100%
TTRE CO 1, LLC		CO		Member: EchoPark Automotive, Inc., 100%
FAA Beverly Hills, Inc.	Beverly Hills BMW	CA		FirstAmerica Automotive, Inc., 10,000
FAA Capitol N, Inc.		CA		FirstAmerica Automotive, Inc., 10,000
FAA Concord H, Inc.	Concord Honda	CA		FirstAmerica Automotive, Inc., 10,000
FAA Concord T, Inc.	Concord Toyota	CA		FirstAmerica Automotive, Inc., 1,000
FAA Dublin N, Inc.		CA		FirstAmerica Automotive, Inc., 10,000
FAA Dublin VWD, Inc.		CA		FirstAmerica Automotive, Inc., 10,000
FAA Holding Corp.		CA		FirstAmerica Automotive, Inc., 10,000
FAA Las Vegas H, Inc.	Honda West	NV		FAA Holding Corp., 10,000
FAA Poway H, Inc.	Poway Honda	CA		FirstAmerica Automotive, Inc., 10,000
FAA Poway T, Inc.	Poway Toyota Poway Scion	CA		FirstAmerica Automotive, Inc., 10,000

Schedule 5.13-2

ENTITY	ASSUMED NAME	Domestic	Foreign	SHAREHOLDER(s)
FAA San Bruno, Inc.		CA		FirstAmerica Automotive, Inc., 10,000
FAA Santa Monica V, Inc.		CA		FirstAmerica Automotive, Inc., 10,000
FAA Serramonte H, Inc.	Honda of Serramonte	CA		FirstAmerica Automotive, Inc., 10,000
FAA Serramonte L, Inc.	Lexus of Marin Lexus of Serramonte	CA		FirstAmerica Automotive, Inc., 10,000
FAA Serramonte, Inc.		CA		FirstAmerica Automotive, Inc., 10,000
FAA Stevens Creek, Inc.		CA		FirstAmerica Automotive, Inc., 10,000
FAA Torrance CPJ, Inc.		CA		FirstAmerica Automotive, Inc., 10,000
FirstAmerica Automotive, Inc.		DE	CA	Sonic Automotive, Inc., 100
Fort Mill Ford, Inc.		SC		Sonic Automotive, Inc., 2,700
Franciscan Motors, Inc.	Acura of Serramonte	CA		L Dealership Group, Inc., 700,000
Frontier Oldsmobile-Cadillac, Inc.		NC		Sonic Automotive, Inc., 200
Kramer Motors Incorporated		CA		FAA Holding Corp., 250
L Dealership Group, Inc.		TX	CA	FAA Holding Corp., 1,000
Marcus David Corporation	Town and Country Toyota Town and Country Toyota Certified Used Cars	NC		Sonic Automotive, Inc., 579,000
Massey Cadillac, Inc. (TN-MI)		TN		Sonic Automotive, Inc., 100
Mountain States Motors Co., Inc.		CO		Sonic Automotive, Inc., 100%
North Point Imports, LLC	North Point Volvo Cars	GA		Members: SAI Peachtree, LLC, 50% Chris Auto Group, LLC, 50%
Ontario L, LLC	Crown Lexus	CA		Member: Sonic Automotive, Inc., 100%
Philpott Motors, Ltd.		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
Santa Clara Imported Cars, Inc.	Honda of Stevens Creek	CA		L Dealership Group, Inc., 1,082
SRM Assurance, Ltd.		Cayman Islands		Sonic Automotive, Inc., 5,000

Schedule 5.13-3

ENTITY	ASSUMED NAME	Domestic	Foreign	SHAREHOLDER(s)
Stevens Creek Cadillac, Inc.		CA		L Dealership Group, Inc., 230,000 Class A
Town and Country Ford, Incorporated		NC		Sonic Automotive, Inc., 471.25
Windward, Inc.	Honda of Hayward	HI	CA	L Dealership Group, Inc., 140,500
SAI AL HC1, Inc.		AL		Sonic Automotive, Inc., 100
SAI AL HC2, Inc.	Tom Williams Collision Center	AL		Sonic Automotive, Inc., 100
SAI Ann Arbor Imports, LLC		MI		Member: Sonic Automotive, Inc., 100
SAI Atlanta B, LLC	Global Imports (BMW) Global Imports MINI	GA		Member: SAI OK HC1, Inc., 100%
SAI Broken Arrow C, LLC		OK		Member: SAI OK HC1, Inc., 100%
SAI Calabasas A, LLC		CA		Member: Sonic Automotive, Inc., 100%
SAI Chamblee V, LLC		GA		Member: SAI Peachtree, LLC, 100%
SAI Charlotte M, LLC		NC		Member: Sonic Automotive, Inc., 100%
SAI Chattanooga N, LLC	Nissan of Chattanooga East	TN		Member: SAI TN HC1, LLC, 100%
SAI Clearwater T, LLC	Clearwater Toyota	FL		Member: SAI FL HC2, Inc., 100%
SAI Cleveland N, LLC		TN		Member: SAI TN HC1, LLC, 100%
SAI Columbus Motors, LLC	Hatfield Subaru Hatfield Hyundai	OH		Member: Sonic Automotive, Inc., 100%
SAI Columbus T, LLC	Hatfield Automall Toyota West	OH		Member: Sonic Automotive, Inc., 100
SAI Columbus VWK, LLC	Hatfield Volkswagen Hatfield Kia	OH		Member: Sonic Automotive, Inc., 100
SAI Conroe N, LLC		TX		Sonic Automotive, Inc., 100%
SAI Denver B, Inc.	Bodyworks Murray Motorworks BMW of Denver Downtown	CO		Sonic Automotive, Inc., 100

Schedule 5.13-4

ENTITY	ASSUMED NAME	Domestic	Foreign	SHAREHOLDER(s)
SAI Denver C, Inc.		CO		Sonic Automotive, Inc., 100
SAI Denver M, Inc.	Mercedes-Benz of Denver	CO		Sonic Automotive, Inc., 100
SAI Fairfax B, LLC	BMW of Fairfax	VA		Member: SAI VA HC1, Inc., 100%
SAI FL HC1, Inc.		FL		Sonic Automotive, Inc., 100
SAI FL HC2, Inc.		FL		Sonic Automotive, Inc., 100
SAI FL HC3, Inc.		FL		Sonic Automotive, Inc., 100
SAI FL HC4, Inc.		FL		Sonic Automotive, Inc., 100
SAI FL HC7, Inc.		FL		Sonic Automotive, Inc., 500
SAI Fort Myers B, LLC	BMW of Fort Myers MINI of Fort Myers	FL		Member: SAI FL HC2, Inc., 100%
SAI Fort Myers H, LLC		FL		Member: SAI FL HC4, Inc., 100%
SAI Fort Myers M, LLC	Mercedes-Benz of Fort Myers	FL		Member: SAI FL HC7, Inc., 100%
SAI Fort Myers VW, LLC	Volkswagen of Fort Myers	FL		Member: SAI FL HC4, Inc., 100%
SAI GA HC1, LLC		GA		Member: Sonic Automotive of Nevada, Inc., 100%
SAI Irondale Imports, LLC	Audi Birmingham BMW of Birmingham Jaguar Birmingham Land Rover Birmingham MINI of Birmingham Porsche Birmingham	AL		Member: SAI AL HC2, Inc., 100%
SAI Irondale L, LLC	Lexus of Birmingham	AL		Member: SAI AL HC2, Inc., 100%
SAI Long Beach B, Inc.	Long Beach BMW Long Beach MINI	CA		Sonic Automotive, Inc., 100
SAI McKinney M, LLC	Mercedes-Benz of McKinney	TX		Sonic Automotive, Inc., 100%
SAI MD HC1, Inc.		MD		Sonic Automotive, Inc., 100
SAI Monrovia B, Inc.	BMW of Monrovia MINI of Monrovia	CA		Sonic Automotive, Inc., 100
SAI Montgomery B, LLC	BMW of Montgomery	AL		Member: SAI AL HC1, Inc., 100%
SAI Montgomery BCH, LLC	Classic Cadillac Classic Buick GMC	AL		Member: SAI AL HC1, Inc., 100%

Schedule 5.13-5

ENTITY	ASSUMED NAME	Domestic	Foreign	SHAREHOLDER(s)
SAI Montgomery CH, LLC	Capitol Chevrolet Capitol Hyundai	AL		Member: SAI AL HC1, Inc., 100%
SAI Nashville CSH, LLC	Crest Cadillac	TN		Member: SAI TN HC1, LLC, 100%
SAI Nashville H, LLC	Crest Honda	TN		Member: SAI TN HC3, LLC, 100%
SAI Nashville M, LLC	Mercedes-Benz of Nashville	TN		Member: SAI TN HC1, LLC, 100%
SAI Nashville Motors, LLC	Audi Nashville Porsche of Nashville	TN		Member: SAI TN HC2, LLC, 100%
SAI OK HC1, Inc.		OK		Sonic Automotive, Inc., 100 Sonic Automotive of Nevada, Inc., 300
SAI Oklahoma City C, LLC		OK		Member: SAI OK HC1, Inc., 100%
SAI Oklahoma City H, LLC		OK		Member: SAI OK HC1, Inc., 100%
SAI Oklahoma City T, LLC		OK		Member: SAI OK HC1, Inc., 100%
SAI Orlando CS, LLC	Massey Cadillac	FL		Member: SAI FL HC3, Inc., 100%
SAI Peachtree, LLC		GA		Members: SAI GA HC1, LLC, 100%
SAI Pensacola A, LLC	Audi Pensacola	FL		Member: SAI FL HC2, Inc., 100%
SAI Philpott T, LLC	Philpott Toyota	TX		Sonic Automotive, Inc., 100%
SAI Riverside C, LLC		OK		Member: SAI OK HC1, Inc., 100%
SAI Roaring Fork LR, Inc.p	Land Rover Roaring Fork	CO		Sonic Automotive, Inc., 100
SAI Rockville Imports, LLC	Audi Rockville Porsche Bethesda	MD		Member: SAI MD HC1, Inc., 100%
SAI Rockville L, LLC		MD		Member: SAI MD HC1, Inc., 100%
SAI S. Atlanta JLR, LLC	Jaguar South Atlanta Land Rover South Atlanta Jaguar Land Rover South Atlanta	GA		Members: SAI GA HC1, LLC, 100%
SAI Santa Clara K, Inc.		CA		Sonic Automotive, Inc., 100
SAI SIC, Inc.		GA		Sonic Automotive, Inc. 100%
SAI Stone Mountain T, LLC		GA		Member: SAI GA HC1, LLC, 100%

Schedule 5.13-6

ENTITY	ASSUMED NAME	Domestic	Foreign	SHAREHOLDER(s)
SAI TN HC1, LLC		TN		Member: Sonic Automotive of Nevada, Inc., 100%
SAI TN HC2, LLC		TN		Member: Sonic Automotive of Nevada, Inc., 100%
SAI TN HC3, LLC		TN		Member: Sonic Automotive of Nevada, Inc., 100%
SAI Tulsa N, LLC		OK		Member: SAI OK HC1, Inc., 100%
SAI Tulsa T, LLC		OK		Member: SAI OK HC1, Inc., 100%

SAI Tysons Corner H, LLC		VA		Member: SAI VA HC1, Inc. 100%
SAI Tysons Corner I, LLC		VA		Member: SAI VA HC1, Inc., 100%
SAI VA HC1, Inc.		VA		Sonic Automotive, Inc., 100
SAI Vehicle Subscription, Inc.		DE	TX	Sonic Automotive, Inc. 100%
SAI VS GA, LLC		GA		SAI Vehicle Subscription, Inc. 100%
SAI VS TX, LLC		TX		SAI Vehicle Subscription, Inc. 100%
SAI West Houston B, LLC	BMW of West Houston	TX		Member: Sonic Momentum B, LP, 100%
Sonic 2185 Chapman Rd., Chattanooga, LLC	Economy Honda Superstore	TN		Member: Sonic Automotive of Nevada, Inc., 100%
Sonic Advantage PA, LP	Momentum Luxury Cars Audi West Houston Porsche of West Houston	TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
Sonic – Buena Park H, Inc.	Buena Park Honda	CA		Sonic Automotive, Inc., 100
Sonic – Cadillac D, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%

Schedule 5.13-7

ENTITY	ASSUMED NAME	Domestic	Foreign	SHAREHOLDER(s)
Sonic – Calabasas A, Inc.		CA		Sonic Automotive, Inc., 100
Sonic Calabasas M, Inc.	Mercedes-Benz of Calabasas	CA		Sonic Automotive, Inc., 100
Sonic – Calabasas V, Inc.		CA		Sonic Automotive, Inc., 100
Sonic – Camp Ford, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
Sonic – Capitol Cadillac, Inc.		MI		Sonic Automotive, Inc., 100
Sonic – Capitol Imports, Inc.		SC		Sonic Automotive, Inc., 100
Sonic – Carrollton V, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
Sonic – Carson F, Inc.		CA		Sonic Automotive, Inc., 100
Sonic – Carson LM, Inc.		CA		Sonic Automotive, Inc., 100
Sonic – Clear Lake N, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
Sonic – Clear Lake Volkswagen, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
Sonic – Denver T, Inc.	Mountain States Toyota	CO		Sonic Automotive, Inc., 100
Sonic Development, LLC		NC	AL CA CO FL GA MD MI NV OH OK SC TN TX VA	Member: Sonic Automotive, Inc., 100%
Sonic Divisional Operations, LLC	CBS Central Buying Solutions	NV	AL AZ CA CO FL GA MD MI NV NC OH OK SC TN TX VA WI	Member: Sonic Automotive, Inc., 100%

Schedule 5.13-8

ENTITY	ASSUMED NAME	Domestic	Foreign	SHAREHOLDER(s)
Sonic – Downey Cadillac, Inc.		CA		Sonic Automotive, Inc., 100
Sonic eStore, Inc.		NC		Sonic Automotive, Inc., 100
Sonic FFC 1, Inc.		DE	TX	Sonic Automotive, Inc., 100
Sonic FFC 2, Inc.		DE	TX	Sonic Automotive, Inc., 100
Sonic FFC 3, Inc.		DE	TX	Sonic Automotive, Inc., 100
Sonic – Fort Mill Chrysler Jeep, Inc.		SC		Sonic Automotive, Inc., 1,000
Sonic – Fort Mill Dodge, Inc.		SC		Sonic Automotive, Inc., 1,000
Sonic – Fort Worth T, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
Sonic – Frank Parra Autoplex, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
Sonic – Harbor City H, Inc.	Carson Honda	CA		Sonic Automotive, Inc., 100
Sonic Houston JLR, LP	Jaguar Houston North Land Rover Houston North	TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
Sonic Houston LR, LP	Land Rover Houston Central Jaguar Houston Central	TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
Sonic Fremont, Inc.		CA		Sonic Automotive, Inc., 100%
Sonic – Houston V, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
Sonic – Integrity Dodge LV, LLC		NV		Member: Sonic Automotive, Inc., 100%
Sonic – Jersey Village Volkswagen, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%

Schedule 5.13-9

ENTITY	ASSUMED NAME	Domestic	Foreign	SHAREHOLDER(s)
Sonic – Lake Norman Chrysler Jeep, LLC		NC		Member: Sonic Automotive, Inc., 100%
Sonic – Las Vegas C West, LLC	Cadillac of Las Vegas	NV		Member: Sonic Automotive, Inc., 100%
Sonic – Lloyd Nissan, Inc.		FL		Sonic Automotive, Inc., 100
Sonic – Lloyd Pontiac – Cadillac, Inc.		FL		Sonic Automotive, Inc., 100
Sonic – Lone Tree Cadillac, Inc.	Don Massey Collision Center	CO		Sonic Automotive, Inc., 100
Sonic – LS Chevrolet, LP	Lone Star Chevrolet	TX		Sonic – LS, LLC, 0.1% Sonic Automotive West, LLC, 99.9%
Sonic – LS, LLC		DE	TX	Member: Sonic of Texas, Inc., 100%
Sonic – Lute Riley, LP	Lute Riley Honda	TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
Sonic – Massey Cadillac, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
Sonic – Massey Chevrolet, Inc.		CA		Sonic Automotive, Inc., 100
Sonic – Mesquite Hyundai, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
Sonic Momentum B, LP	Momentum BMW Momentum MINI Momentum Collision Center	TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
Sonic Momentum JVP, LP	Momentum Porsche Momentum Volvo Cars Land Rover Southwest Houston Jaguar Southwest Houston	TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
Sonic Momentum VWA, LP	Momentum Volkswagen Audi Central Houston	TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%

Schedule 5.13-10

ENTITY	ASSUMED NAME	Domestic	Foreign	SHAREHOLDER(s)
Sonic – Newsome Chevrolet World, Inc.		SC		Sonic Automotive, Inc., 100
Sonic – Newsome of Florence, Inc.		SC		Sonic Automotive, Inc., 100
Sonic – North Charleston Dodge, Inc.		SC		Sonic Automotive, Inc., 100
Sonic – North Charleston, Inc.		SC		Sonic Automotive, Inc., 100
Sonic of Texas, Inc.		TX		Sonic Automotive, Inc., 100
Sonic – Plymouth Cadillac, Inc.		MI		Sonic Automotive, Inc., 100
Sonic Resources, Inc.		NV		Sonic Automotive, Inc., 100 100
Sonic – Richardson F, LP	North Central Ford	TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%.
Sonic – Sanford Cadillac, Inc.		FL		Sonic Automotive, Inc., 100
Sonic Santa Monica M, Inc.	W.I. Simonson	CA		Sonic Automotive, Inc., 100
Sonic Santa Monica S, Inc.		CA		Sonic Automotive, Inc., 100
Sonic – Shottenkirk, Inc.	Pensacola Honda	FL		Sonic Automotive, Inc., 100
Sonic – Stevens Creek B, Inc.	Stevens Creek BMW Stevens Creek Pre-Owned Stevens Creek BMW Pre-owned	CA		L Dealership Group, Inc., 300,000
Sonic –Volvo LV, LLC		NV		Member: Sonic Automotive, Inc., 100%
Sonic Walnut Creek M, Inc.	Mercedes-Benz of Walnut Creek	CA		Sonic Automotive, Inc., 100
Sonic – West Covina T, Inc.		CA		Sonic Automotive, Inc., 100
Sonic – Williams Cadillac, Inc.		AL		Sonic Automotive, Inc., 100
Sonic Wilshire Cadillac, Inc.		CA		Sonic Automotive, Inc., 100
Sonic Automotive – 1495 Automall Drive, Columbus, Inc.		OH		Sonic Automotive, Inc., 100
Sonic Automotive – 1720 Mason Ave., DB, Inc.		FL		Sonic Automotive, Inc., 100

Schedule 5.13-11

ENTITY	ASSUMED NAME	Domestic	Foreign	SHAREHOLDER(s)
Sonic Automotive - 1720 Mason Ave., DB, LLC		FL		Member: Sonic Automotive – 1720 Mason Ave., DB, Inc., 100 units
Sonic Automotive – 2490 South Lee Highway, LLC		TN		Member: Sonic Automotive of Nevada, Inc., 100%
Sonic Automotive – 3401 N. Main, TX, LP	Baytown Auto Collision Center Ron Craft Cadillac Ron Craft Chevrolet	TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
Sonic Automotive – 4701 I-10 East, TX, LP	Baytown Ford	TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
Sonic Automotive – 6008 N. Dale Mabry, FL, Inc.		FL		Sonic Automotive, Inc., 100
Sonic Automotive – 9103 E. Independence, NC, LLC	Infiniti of Charlotte	NC		Member: Sonic Automotive, Inc., 100%
Sonic Automotive 2424 Laurens Rd., Greenville, Inc.		SC		Sonic Automotive, Inc., 100
Sonic Automotive 2752 Laurens Rd., Greenville, Inc.	Century BMW Century MINI	SC		Sonic Automotive, Inc., 100
Sonic Automotive Aviation, LLC		NC		Member: Sonic Automotive, Inc., 100%
Sonic Automotive F&I, LLC		NV	NC	Member: Sonic Automotive, Inc., 100%
Sonic Automotive of Chattanooga, LLC	BMW of Chattanooga	TN		Member: Sonic Automotive of Nevada, Inc., 100%
Sonic Automotive of Nashville, LLC	MINI of Nashville BMW of Nashville BMW Certified Pre-Owned Nashville	TN		Member: Sonic Automotive of Nevada, Inc., 100%
Sonic Automotive of Nevada, Inc.		NV		Sonic Automotive, Inc., 1,000
Sonic Automotive of Texas, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%

Schedule 5.13-12

ENTITY	ASSUMED NAME	Domestic	Foreign	SHAREHOLDER(s)
Sonic Automotive Support, LLC		NV		Member: Sonic Automotive, Inc., 100%
Sonic Automotive West, LLC		NV		Member: Sonic Automotive, Inc., 100%
SRE Alabama – 2, LLC		AL		SRE Holding, LLC, 100%
SRE Alabama – 5, LLC		AL		SRE Holding, LLC, 100%
SRE Alabama 6, LLC				SRE Holding, LLC 100%
SRE California – 1, LLC		CA		SRE Holding, LLC, 100%
SRE California – 2, LLC		CA		SRE Holding, LLC, 100%
SRE California – 3, LLC		CA		SRE Holding, LLC, 100%
SRE California – 4, LLC		CA		SRE Holding, LLC, 100%
SRE California – 5, LLC		CA		SRE Holding, LLC, 100%
SRE California – 6, LLC		CA		SRE Holding, LLC, 100%
SRE California – 7 SCB, LLC		CA		SRE Holding, LLC, 100%
SRE California – 8 SCH, LLC		CA		SRE Holding, LLC, 100%
SRE California – 9 BHB, LLC		CA		SRE Holding, LLC, 100%
SRE California 10 LBB, LLC		CA		SRE Holding, LLC, 100%
SRE California 11 PH, LLC		CA		SRE Holding, LLC, 100%
SRE Colorado – 1, LLC		CO		SRE Holding, LLC, 100%
SRE Colorado – 2, LLC		CO		SRE Holding, LLC, 100%
SRE Colorado – 3, LLC		CO		SRE Holding, LLC, 100%
SRE Colorado – 4 RF, LLC		CO		SRE Holding, LLC, 100%
SRE Colorado – 5 CC, LLC		CO		SRE Holding, LLC, 100%
SRE Florida – 1, LLC		FL		SRE Holding, LLC, 100%
SRE Florida – 2, LLC		FL		SRE Holding, LLC, 100%
SRE Georgia 4, LLC		GA		SRE Holding, LLC, 100%
SRE Georgia 5, LLC		GA		SRE Holding, LLC, 100%
SRE Georgia 6, LLC		GA		SRE Holding, LLC, 100%
SRE Holding, LLC		NC	AL AZ CO TX	Sonic Automotive, Inc., 100%
SRE Maryland – 1, LLC		MD		SRE Holding, LLC, 100%

Schedule 5.13-13

ENTITY	ASSUMED NAME	Domestic	Foreign	SHAREHOLDER(s)
SRE Nevada – 2, LLC		NV		SRE Holding, LLC, 100%
SRE North Carolina – 2, LLC		NC		SRE Holding, LLC, 100%
SRE North Carolina – 3, LLC		NC		SRE Holding, LLC, 100%
SRE Ohio 1, LLC		OH		Member: SRE Holding, LLC, 100%
SRE Ohio 2, LLC		OH		Member: SRE Holding, LLC, 100%
SRE Oklahoma – 1, LLC		OK		SRE Holding, LLC, 100%
SRE Oklahoma – 2, LLC		OK		SRE Holding, LLC, 100%
SRE Oklahoma – 5, LLC		OK		SRE Holding, LLC, 100%
SRE South Carolina – 2, LLC		SC		SRE Holding, LLC, 100%
SRE South Carolina – 3, LLC		SC		SRE Holding, LLC, 100%
SRE South Carolina – 4, LLC		SC		SRE Holding, LLC, 100%
SRE Tennessee – 1, LLC		TN		SRE Holding, LLC, 100%
SRE Tennessee – 2, LLC		TN		SRE Holding, LLC, 100%
SRE Tennessee – 3, LLC		TN		SRE Holding, LLC, 100%
SRE Tennessee – 4, LLC		TN		SRE Holding, LLC, 100%
SRE Tennessee – 5, LLC		TN		SRE Holding, LLC, 100%
SRE Tennessee 6, LLC		TN		SRE Holding, LLC, 100%
SRE Tennessee 7, LLC		TN		SRE Holding, LLC, 100%
SRE Texas – 1, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
SRE Texas – 2, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
SRE Texas – 3, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
SRE Texas – 4, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%

Schedule 5.13-14

ENTITY	ASSUMED NAME	Domestic	Foreign	SHAREHOLDER(s)
SRE Texas – 5, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
SRE Texas – 6, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
SRE Texas – 7, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
SRE Texas – 8, LP		TX		Partners: Sonic of Texas, Inc., 1% Sonic Automotive of Nevada, Inc., 99%
sSRE Texas 9, LLC		TX		Member: SRE Holding, LLC, 100%
SRE Texas 10, LLC		TX		Member: SRE Holding, LLC, 100%
SRE Texas 11, LLC		TX		Member: SRE Holding, LLC, 100%
SRE Texas 12, LLC		TX		Member: SRE Holding, LLC, 100%
SRE Texas 13, LLC		TX		Member: SRE Holding, LLC, 100%
SRE Texas 14, LLC		TX		Member: SRE Holding, LLC, 100%
SRE Texas 15, LLC		TX		Member: SRE Holding, LLC, 100%
SRE Texas 16, LLC		TX		Member: SRE Holding, LLC, 100%
SRE Virginia - 1, LLC		VA	MD	Member: SRE Holding, LLC, 100%
SRE Virginia – 2, LLC		VA		SRE Holding, LLC, 100%

Schedule 5.13-15

PART “B”

Subsidiary	D/B/A	Domestic	Foreign	Shareholders
North Point Imports, LLC	North Point Volvo Cars	GA		Members: SAI Peachtree, LLC, 50% Chris Auto Group, LLC, 50%

Schedule 5.13-16

Schedule 5.20(c)
Mortgaged Properties

Properties	Owner	Owner	Lease
Nashville Vacant Land 1577 Mallory Lane Brentwood, TN 37027 Parcel Number(s): 0351 00202 000 094 086	Sonic Development, LLC	N/A	N/A
EchoPark Atlanta – Frys 3296 Commerce Ave. Duluth, GA 30096 Parcel Number(s): R6207 010	AM Realty GA, LLC	AM GA, LLC	N/A
Baytown Ford Vacant Land John Martin Road Baytown, TX 77521 Parcel Number(s): 059-150-019-0121	SRE Texas – 6, L.P.	Sonic Automotive – 4701 I-10 East, TX, L.P.	N/A
Philpott Land 12 ac. adjacent to Philpott Toyota, 2229 US 69 Nederland, TX Parcel Number(s): 061880-000/000100-00000	SRE Texas-11, LLC	SAI Philpott T, LLC	N/A
EP Grand Prairie 2615 W IH 20 Frontage Rd. Grand Prairie, TX 75052 Parcel Number(s): 000075782976	EchoPark Realty TX, LLC	SAI DS, LLC	Lease Agreement, dated March 1, 2018, as amended from time to time
Audi Pensacola 6200 Technology Drive Pensacola, FL 32505 Parcel Number(s):	SAI Pensacola A, LLC (as ground lease)	Same as owner	N/A

Schedule 5.02(c)

6303 Pensacola Blvd. Pensacola, FL	SAI Pensacola A, LLC	Same as owner	N/A
EchoPark Greenville 107 Duvall Drive Greenville, SC 29607 Parcel Number(s): 0272.00-01.014.01	EP Realty SC, LLC	EchoPark SC, LLC	N/A
Stahlman Lumber 4007 Greenbriar Drive Houston, TX 77098 Parcel Number(s): 138-688-001-0001	SRE Texas - 15, LLC	Sonic Houston JLR, LP	N/A
McKinney Land 12.6 ac at NEQ of Central Cir. & Bray Central Dr. McKinney, TX Parcel Number(s): R-2161-00C-001R1	SRE Texas 13, LLC	SAI McKinney M, LLC	N/A

Schedule 5.02(c)

Schedule 6.07
Casualty Insurance Requirements
Each Casualty Policy for each Mortgaged Property shall:
(i)  include coverage for, and specifically state that coverage is provided for named windstorms, hail and terrorism;
(ii)  provide coverage in an amount not less than one hundred percent (100%) of the replacement cost value for such Mortgaged Property;
(iii)  have a deductible no greater than $500,000.00 per occurrence and contain a replacement cost endorsement;
(iv)  contain a lender’s loss payable endorsement containing provisions equivalent to those provisions contained in Form 438BFU and naming the Lender as the mortgagee;
(v)  be evidenced by an Acord Certificate Form 27 or Form 28 or equivalent form in favor of the Lender, as mortgagee, and such evidence shall be provided to the Lender;
(vi)  if such Casualty Policy is a blanket policy, provide that the blanket limit is subject to a so-called “Agreed Amount” or “No Co-Insurance” clause, or such Casualty Policy shall specifically state the applicable co-insurance percentage and the scheduled value with respect to such Mortgaged Property; and
(vii)  except as provided in clause (vi) above, not contain any co-insurance clauses or provisions that would reduce the coverage under such Casualty Policy.

Schedule 6.07

Schedule 7.03
Intentionally Omitted

Schedule 7.03

Schedule 7.25
Post-Closing Deliveries
None

Schedule 7.25

Schedule 10.02
Lender's Office; Certain Addresses for Notices;
Tax Identification Number
Loan Parties:
c/o Sonic Automotive, Inc.
4401 Colwick Road
Charlotte, NC 28211
Attn: Stephen K. Coss and Heath R. Byrd
Tel: 704-556-2420 and 704-566-2482
Fax: 704-927-3412 and 704-973-0798
Email: steve.coss@sonicautomotive.com and heath.byrd@sonicautomotive.com

Taxpayer Identification Number: 56-2010790.
Company’s website: www.sonicautomotive.com

Lender:
Ally Bank
SE Business Center
3885 Crestwood Parkway Suite 400
Duluth GA 30096
Attn: Robert W. Gordon
Tel: 770-381-3232
Fax: 770-381-3006
Email: robert.w.gordon@ally.com

Schedule 10.02

EXHIBIT A
FORM OF ADVANCED REQUEST
Date: __________, _____
To: Ally Bank
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of ___________ (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement” the terms defined therein being used herein as therein defined), among Sonic Automotive, Inc., a Delaware corporation (the “Company”), and Ally Bank.
The undersigned hereby requests and Advance:
1. On __________________________________ (a Business Day).
2. In the amount of $__________________.
The undersigned hereby represents and warrants that (i) such request complies with Section 2.01 of the Credit Agreement and (ii) each of the conditions set forth in Sections 4.02(a) and (b) of the Credit Agreement have been satisfied on and as of the date of such Borrowing.
The Borrower hereby requests that [check one line below and fill in blank spaces next to the line as appropriate]:

i	_____________	Funds to be deposited into a deposit account per current standing instructions. Complete amount of deposit if not full loan advance amount: _____________.
ii	_____________
Funds to be wired per the following wire instructions:
Amount of Wire Transfer: __________________
Bank Name: ___________________
ABA:  ________________________
Account Number: _______________
Account Name: ________________
Reference: ___________________

iii	_____________	Funds to be wired per the attached Funds Flow (multiple wire transfers).
iv	_____________	Funds to be wired per the current Notice of Account Designation.

Exhibit A-1

SONIC AUTOMOTIVE, INC.
By: _________________________________
Name: _________________________________
Title:  _________________________________

Exhibit A-2

EXHIBIT B
[RESERVED]

Exhibit B-1

EXHIBIT C
[RESERVED]

Exhibit C-1

EXHIBIT F-1
[RESERVED]

Exhibit F-1-2

EXHIBIT E
FORM OF SUBSIDIARY GUARANTY
[attached]

Exhibit E-1

EXHIBIT F
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: ____________, ______
To: Ally Bank
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of _________________, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; all terms used herein but not otherwise defined herein have the respective meanings given thereto in the Credit Agreement), between Sonic Automotive, Inc., a Delaware corporation (the “Company”), and Ally Bank (the “Lender”).
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Lender on the behalf of the Company, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of each Credit Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of each Credit Agreement for the fiscal quarter of the Company ended as of the above date. Such quarterly financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at
[Use following paragraph 1 for fiscal month-end financial statements]
1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(c) of each Credit Agreement for the fiscal month of the Company ended as of the above date. Such monthly financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2. The undersigned has reviewed and is familiar with the terms of each Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company and its Subsidiaries during the accounting period covered by the attached financial statements.

Exhibit F-1

2. A review of the activities of the Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each Loan Party has performed and observed all of its Obligations under the Loan Documents, and
[select one:]
[to the best knowledge of the undersigned during such fiscal period, each Loan Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
3. The representations and warranties of the Company and each Loan Party contained in Article V of the Credit Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (c), respectively, of Section 6.01 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.
4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of ______________,____.
SONIC AUTOMOTIVE, INC.
By: ________________________________
Name: ________________________________
Title:  ________________________________

Exhibit F-2

For the Quarter/Year ended ________________ (“Statement Date”)
SCHEDULE 1
to the Compliance Certificate

[Financial Statements to be attached ]

Exhibit F-3

For the Quarter/Year ended __________________ (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

[to be attached]

Exhibit F-4

EXHIBIT G
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT (the “Joinder Agreement”), dated as of , 20__ is made by [__________________], a (the “Joining Subsidiary”), and delivered to ALLY BANK (the "Lender") , under that certain Credit Agreement (as amended, revised, modified, supplemented or amended and restated from time to time, the “Credit Agreement”), dated as of __________________, 2020 between Sonic Automotive, Inc., a Delaware corporation (the “Company”) and the Lender. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.
WHEREAS, certain Subsidiaries of the Company and the Lender have entered into a Subsidiary Guaranty Agreement dated as of __________, 2020 (as amended, revised, modified, supplemented or amended and restated from time to time, the “Subsidiary Guaranty Agreement”);
WHEREAS, the Joining Subsidiary is required by the terms of the Credit Agreement to become a “Guarantor” under the Subsidiary Guaranty Agreement and be joined as a party to the Subsidiary Guaranty Agreement as a Guarantor (as defined in the Subsidiary Guaranty Agreement);
WHEREAS, the Joining Subsidiary will materially benefit from the Loan made available and to be made available to the Company by the Lender under the Credit Agreement;
NOW, THEREFORE, the Joining Subsidiary hereby agrees as follows with the Lender:
1.Subsidiary Guaranty Agreement.
a.Joinder. The Joining Subsidiary hereby irrevocably, absolutely and unconditionally becomes a party to the Subsidiary Guaranty Agreement as a “Guarantor” (such term as used in this Section 1 having the meaning set forth in the Subsidiary Guaranty Agreement) and bound by all the terms, conditions, obligations, liabilities and undertakings of each Guarantor or to which any Guarantor is subject thereunder, including without limitation the joint and several, unconditional, absolute, continuing and irrevocable guarantee to the Lender of the payment and performance in full of the Guaranteed Liabilities (as defined in the Subsidiary Guaranty Agreement) whether now existing or hereafter arising, all with the same force and effect as if the Joining Subsidiary were a signatory to the Subsidiary Guaranty Agreement.
b.  Affirmations. The Joining Subsidiary hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the representations, warranties, acknowledgements and certifications applicable to, and each of the waivers by, any Guarantor contained in the Subsidiary Guaranty Agreement.
2.  Miscellaneous.

Exhibit G-1

a.  Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Joinder Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.
b.  Severability. Whenever possible, each provision of this Joinder Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Joinder Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Joinder Agreement. This Joinder Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents, which, taken together, set forth the complete understanding and agreement of the Lender and the Joining Subsidiary with respect to the matters referred to herein and therein.
c.  Successors and Assigns. This Joinder Agreement and all obligations of the Joining Subsidiary hereunder shall be binding upon the successors and assigns of the Joining Subsidiary (including any debtor-in-possession on behalf of the Joining Subsidiary) and shall, together with the rights and remedies of the Lender, hereunder, inure to the benefit of the Lender, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Liens granted to the Lender under the Loan Documents. The Joining Subsidiary may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Joinder Agreement.
d.  Counterparts. This Joinder Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Joinder Agreement may be authenticated by manual signature, facsimile or, if approved in writing by the Lender, electronic means, all of which shall be equally valid. Without limiting the foregoing provisions of this Section 5(d), the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Joinder Agreement.
e.  Section Titles. The Section titles contained in this Joinder Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
f.  Delivery. The Joining Subsidiary hereby irrevocably waives notice of acceptance of this Joinder Agreement and acknowledges that the Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents made

Exhibit G-2

and maintained, in reliance on this Joinder Agreement and the Joining Subsidiary’s joinder as a party to the Subsidiary Guaranty Agreement, as herein provided.
g.  Governing Law; Venue; Waiver of Jury Trial. The provisions of Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein.
IN WITNESS WHEREOF, the Joining Subsidiary has duly executed and delivered this Joinder Agreement as of the day and year first written above.

JOINING SUBSIDIARY:	[________________________]
By: Name: Title:

Exhibit G-3

EXHIBIT H – EXHIBIT O
[Reserved]